Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

)
In re:	)	Chapter 11
)
ABITIBIBOWATER INC., et al.,	)	Case No. 09-11296 (KJC)
	)	Jointly Administered
)
Debtors.	)

DEBTORS’ FIRST AMENDED JOINT PLAN OF REORGANIZATION UNDER

CHAPTER 11 OF THE BANKRUPTCY CODE

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

Kelley A. Cornish

Alice Belisle Eaton

Claudia R. Tobler

Lauren Shumejda

Jacob A. Adlerstein

1285 Avenue of the Americas

New York, New York 10019-6064

Telephone: (212) 373-3000

Facsimile: (212) 757-3990

YOUNG CONAWAY STARGATT & TAYLOR, LLP

Pauline K. Morgan (No. 3650)

Sean T. Greecher (No. 4484)

The Brandywine Building

1000 West Street, 17th Floor

Wilmington, Delaware 19801

Telephone: (302) 571-6600

Facsimile: (302) 571-1253

Dated: May 24, 2010

i

PLAN EXHIBITS

Exhibit A	List of Debtors, Cross-Border Debtors, CCAA Debtors and Canadian Debtors

Exhibit B	Classification of Claims

Exhibit B1	Priority Non-Tax Claims
Exhibit B2	Bowater Secured Bank Claims
Exhibit B3	BCFPI Secured Bank Claims
Exhibit B4	ACCC Term Loan Secured Guaranty Claims
Exhibit B5	Other Secured Claims
Exhibit B6	Unsecured Claims
Exhibit B7	Convenience Claims
Exhibit B8	Intercompany Claims and Intercompany Interests
Exhibit B9	Common Stock Claims and Interests

ii

PLAN SUPPLEMENTS

The following Plan Supplements shall be filed on or before the Supplement Filing Date:

Plan Supplement 1:	Assumed Collective Bargaining Agreements

Plan Supplement 2:	Assumed Insurance Policies and Agreements

Plan Supplement 3:	List of Merged or Dissolved Debtors

Plan Supplement 4A:	Form of Amended Certificates of Incorporation for Reorganized Debtors

Plan Supplement 4B:	Form of Amended Bylaws for Reorganized Debtors

Plan Supplement 5A:	Post-Effective Date Board of Directors and Officers of Reorganized ABH

Plan Supplement 5B:	Post-Effective Date Board of Directors and Officers of Reorganized Debtors other than Reorganized ABH

Plan Supplement 6A:	Management Compensation and Incentive Plans to be Continued Post-Effective Date

Plan Supplement 6B:	Management Compensation and Incentive Plans to be Terminated Post-Effective Date

Plan Supplement 7A:	Employee Compensation and Benefit Programs to be Continued Post-Effective Date

Plan Supplement 7B:	Employee Compensation and Benefit Programs to be Terminated Post-Effective Date

Plan Supplement 8:	[To come]

Plan Supplement 9:	Exit Financing Facility Documentation

Plan Supplement 10:	Retained Causes of Action

Plan Supplement 11A:	Schedule of Assumed Executory Contracts and Unexpired Leases

Plan Supplement 11B:	Schedule of Rejected Executory Contracts and Unexpired Leases

Plan Supplement 12:	Restructuring Transactions

Plan Supplement 13:	Letters of Credit

iii

INTRODUCTION

AbitibiBowater Inc. (“AbitibiBowater” and together with its subsidiaries, the “Company”) and its affiliated debtors and debtors-in-possession (each a “Debtor” and collectively, the “Debtors”)1 in the above captioned jointly administered Chapter 11 Cases hereby propose this joint plan of reorganization (as defined below, the “Plan”).

Certain of the Debtors (the “Cross-Border Debtors”)2 and certain non-debtor subsidiaries of AbitibiBowater (such non-debtors, the “CCAA Debtors”3 and together with the Cross-Border Debtors, the “Canadian Debtors”) applied for protection from their creditors under Canada’s Companies’ Creditors Arrangement Act, R.S. C. 1985, c. C-36, as amended (the “CCAA”), in the Superior Court, Commercial Division, for the Judicial District of Montreal, Canada (the “Canadian Court” and the proceedings before the Canadian Court, the “CCAA Proceedings”). Two of the CCAA Debtors – Abitibi-Consolidated Inc. (“ACI”) and Abitibi-Consolidated Company of Canada (“ACCC” and, together with ACI, collectively, the “Chapter 15 Debtors”) – thereafter filed petitions for recognition under chapter 15 of the Bankruptcy Code (the “Chapter 15 Cases”). AbitibiBowater and certain of the Debtors also filed for ancillary relief in Canada seeking provisional relief in support of the Chapter 11 Cases in Canada under section 18.6 of the CCAA.4

[1]

The Debtors in these cases are: AbitibiBowater Inc., AbitibiBowater US Holding 1 Corp., AbitibiBowater US Holding LLC, AbitibiBowater Canada Inc., Abitibi-Consolidated Alabama Corporation, Abitibi-Consolidated Corporation, Abitibi-Consolidated Finance LP, Abitibi Consolidated Sales Corporation, Alabama River Newsprint Company, Augusta Woodlands, LLC, Bowater Alabama LLC, Bowater America Inc., Bowater Canada Finance Corporation, Bowater Canadian Forest Products Inc., Bowater Canadian Holdings Incorporated, Bowater Canadian Limited, Bowater Finance Company Inc., Bowater Finance II LLC, Bowater Incorporated, Bowater LaHave Corporation, Bowater Maritimes Inc., Bowater Newsprint South LLC, Bowater Newsprint South Operations LLC, Bowater Nuway Inc., Bowater Nuway Mid-States Inc., Bowater South American Holdings Incorporated, Bowater Ventures Inc., Catawba Property Holdings, LLC, Coosa Pines Golf Club Holdings LLC, Donohue Corp., Lake Superior Forest Products Inc., Tenex Data Inc, ABH LLC 1 and ABH Holding Company LLC.

[2]

The Cross-Border Debtors are: Bowater Canada Finance Corporation, Bowater Canadian Holdings Incorporated, AbitibiBowater Canada Inc., Bowater Canadian Forest Products Inc., Bowater Maritimes Inc., Bowater LaHave Corporation and Bowater Canadian Limited.

[3]

The CCAA Debtors are: Bowater Mitis Inc., Bowater Guerette Inc., Bowater Couturier Inc., Alliance Forest Products (2001) Inc., Bowater Belledune Sawmill Inc., St. Maurice River Drive Company, Bowater Treated Wood Inc., Canexel Hardboard Inc., 9068-9050 Quebec Inc., Bowater Canada Treasury Corporation, Bowater Canada Finance Limited Partnership, Bowater Shelburne Corporation, 3231078 Nova Scotia Company, Bowater Pulp and Paper Canada Holdings Limited Partnership, Abitibi-Consolidated Inc., Abitibi-Consolidated Company of Canada, Abitibi-Consolidated (U.K.) Inc., Abitibi-Consolidated Nova Scotia Incorporated, 3217925 Nova Scotia Company, Terra-Nova Explorations Ltd., The Jonquiere Pulp Company, The International Bridge and Terminal Company, Scramble Mining Ltd., 9150-3383 Quebec Inc., Star Lake Hydro Partnership, Saguenay Forest Products Inc., 3224112 Nova Scotia Limited, La Tuque Forest Products Inc., Marketing Donohue Inc., Abitibi-Consolidated Canadian Office Products Holdings Inc., 3834328 Canada Inc., 6169678 Canada Incorporated, 4042410 Canada Inc., Donohue Recycling, and 1508756 Ontario Inc.

[4]

The Debtors who obtained section 18.6 relief are: AbitibiBowater Inc., AbitibiBowater US Holding 1 Corp., Bowater Ventures Inc., Bowater Incorporated, Bowater Nuway Inc., Bowater Nuway-Midstates, Inc., Catawba Property Holdings LLC, Bowater Finance Company Inc., Bowater South American Holdings Incorporated, Bowater America Inc., Lake Superior Forest Products Inc., Bowater Newsprint South LLC, Bowater Newsprint South Operations LLC, Bowater Finance II, LLC, Bowater Alabama LLC and Coosa Pines Golf Club Holdings LLC.

This Plan contemplates a comprehensive reorganization of the Company in Canada and the United States through plans approved under the CCAA and Chapter 11 of the Bankruptcy Code, respectively. The Plan’s underlying financial model assumes an integrated enterprise value for the Company and allocates such value to separate U.S. and Canadian legal entities within the Company’s corporate structure. The Plan also shares other common features with the Company’s CCAA plan of restructuring and compromise (as defined below, the “CCAA Plan”), including financial projections and liquidation analyses. The estimated Plan recoveries against individual Debtors are based upon these underlying shared assumptions and coordinates distributions to creditors in the Chapter 11 Cases with parallel assumptions and complementary distribution mechanics contained in the CCAA Plan. Exhibit A identifies the Debtors, the CCAA Debtors and the Cross-Border Debtors.

The Plan provides for the Company’s reorganization pursuant to the terms of this Plan and the CCAA Plan. By way of overview, the Plan contemplates the payment in full in Cash of all Administrative Claims, inclusive of Claims against any of the Debtors arising under section 503(b)(9) of the Bankruptcy Code and priority claims against the Debtors (subject to permitted installment payments for certain Priority Tax Claims). The Plan also contemplates the repayment in full in Cash of outstanding amounts, if any, and satisfaction of any other Claims arising under the Debtors’ post-petition financing facilities (including the Debtors’ Securitization Facility). In addition, this Plan provides for the treatment of Allowed Claims against, and Interests in, the Debtors as follows:

•	With respect to the Debtors’ pre-petition secured lenders, payment in full in Cash, or such other treatment to which the parties may agree;

•

With respect to certain allowed unsecured convenience class claims in an amount less than, or reduced to, $5,000, payment in Cash in an amount equal to the lesser of 50% of (i) $5,000 or (ii) the allowed amount of such claim.

•

With respect to each holder of an allowed unsecured claim, distribution of its pro rata share of the newly issued common stock of Reorganized ABH allocated to the Debtor against which such claim lies and ability to participate in a rights offering; and

•	No distributions on account of stock issued by AbitibiBowater, including claims arising out of or with respect to such stock interests.

The Plan does not provide for the substantive consolidation of any of the Debtors’ estates. The Chapter 11 Cases have been consolidated for procedural purposes only and are being jointly administered pursuant to an order of the Bankruptcy Court. Accordingly, the Plan constitutes a separate plan of reorganization for each Debtor in the Chapter 11 Cases, including the Cross-Border Debtors, and the CCAA Plan constitutes a separate plan of restructuring and compromise for each entity subject to the CCAA Proceedings, including the Cross-Border

Debtors. The Debtors are the proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code. Reference is made to the Disclosure Statement accompanying this Plan, including the exhibits thereto, for a discussion of the Company’s history, business, properties, results of operations, and projections for future operations and risk factors, together with a summary and analysis of the Plan and the CCAA Plan. All creditors entitled to vote on this Plan are encouraged to consult the Disclosure Statement and to read this Plan carefully before voting to accept or reject this Plan.

NO SOLICITATION MATERIALS, OTHER THAN A DISCLOSURE STATEMENT AND RELATED MATERIALS TRANSMITTED THEREWITH AND APPROVED BY THE BANKRUPTCY COURT, ARE AUTHORIZED BY THE BANKRUPTCY COURT FOR USE IN SOLICITING ACCEPTANCES OR REJECTIONS OF THIS PLAN.

ARTICLE I

DEFINITIONS AND INTERPRETATION

A. Definitions. The following terms (which appear in this Plan as capitalized terms) shall have the meanings set forth below. A term used in this Plan and not defined in this Plan but that is defined in the Bankruptcy Code has the meaning set forth in the Bankruptcy Code.

1.1 “6.50% Notes” means the 6.50% Notes due June 15, 2013 issued by Bowater pursuant to the 6.50% Notes Indenture.

1.2 “6.50% Notes Indenture” means the indenture dated as of June 19, 2003, as supplemented, between Bowater, as issuer, and the 6.50% Notes Indenture Trustee.

1.3 “6.50% Notes Indenture Trustee” means The Bank of New York and its successors and assigns, as indenture trustee under the 6.50% Notes Indenture.

1.4 “7.40% Revenue Bonds (2010)” means Pollution Control Facilities Revenue Refunding Bonds, Series 1991A (Bowater Incorporated Project) due January 1, 2010 pursuant to the 7.40% Revenue Bonds (2010) Indenture.

1.5 “7.40% Revenue Bonds (2010) Indenture” means the Trust Indenture dated as of March 1, 1991, as supplemented, between York County, South Carolina, as issuer, and the 7.40% Revenue Bonds (2010) Indenture Trustee.

1.6 “7.40% Revenue Bonds (2010) Indenture Trustee” means Third National Bank in Nashville and its successors and assigns, as indenture trustee under the 7.40% Revenue Bonds (2010) Indenture.

1.7 “7.40% Revenue Bonds (2010) Loan Agreement” means the Loan Agreement by and between York County, South Carolina and Bowater Incorporated relating to the 7.40% Revenue Bonds (2010) dated as of March 1, 1991.

1.8 “7.40% Revenue Bonds (2022)” means the Solid Waste Recycling Facilities Revenue Bonds, Series 1992 (Calhoun Newsprint Company Project – Bowater Incorporated as Obligor) due December 1, 2022 pursuant to the 7.40% Revenue Bonds (2022) Indenture.

1.9 “7.40% Revenue Bonds (2022) Indenture” means the trust indenture dated as of December 1, 1992, as supplemented, between The Industrial Development Board of the County of McMinn, as issuer, and the 7.40% Revenue Bonds (2022) Indenture Trustee.

1.10 “7.40% Revenue Bonds (2022) Indenture Trustee” means Third National Bank in Nashville and its successors and assigns, as indenture trustee under the 7.40% Revenue Bonds (2022) Indenture.

1.11 “7.40% Revenue Bonds (2022) Loan Agreement” means the Loan Agreement by and between The Industrial Development Board of the County of McMinn and Bowater Incorporated relating to the 7.40% Revenue Bonds (2022) dated as of December 1, 1992.

1.12 “7.625% Revenue Bonds” means the Pollution Control Revenue Bonds, Series 1991 (Calhoun Newsprint Company – Bowater Incorporated as Obligor) due March 1, 2016 issued pursuant to the 7.625% Revenue Bonds Indenture.

1.13 “7.625% Revenue Bonds Indenture” means the indenture dated as of March 1, 1991, as supplemented, between The Industrial Development Board of the County of McMinn, as issuer, and the 7.625% Revenue Bonds Indenture Trustee.

1.14 “7.625% Revenue Bonds Indenture Trustee” means Third National Bank in Nashville and its successors and assigns, as indenture trustee under the 7.625% Revenue Bonds Indenture.

1.15 “7.625% Revenue Bonds Loan Agreement” means the Loan Agreement by and between The Industrial Development Board of the County of McMinn and Bowater Incorporated relating to the 7.625% Revenue Bonds dated as of March 1, 1991.

1.16 “7.75% Revenue Bonds” means the Solid Waste Recycling Facilities Revenue Bonds, Series 1992 (Great Northern Paper, Inc. Project – Bowater Incorporated as Obligor) due October 1, 2022 issued pursuant to the 7.75% Revenue Bonds Indenture.

1.17 “7.75% Revenue Bonds Indenture” means the trust indenture dated as of October 1, 1992, as supplemented, between Finance Authority of Maine, as issuer, and the 7.75% Revenue Bonds Indenture Trustee.

1.18 “7.75% Revenue Bonds Indenture Trustee” means Casco Northern Bank, N.A. and its successors and assigns, as indenture trustee under the 7.75% Revenue Bonds Indenture.

1.19 “7.75% Revenue Bonds Loan Agreement” means the Loan Agreement by and between Finance Authority of Maine and Bowater Incorporated relating to the 7.75% Revenue Bonds dated as of October 1, 1992.

1.20 “7.875% Senior Notes” means the 7.875% Senior Notes due August 1, 2009 issued by Abitibi-Consolidated Finance LP pursuant to the 7.875% Senior Notes Indenture.

1.21 “7.875% Senior Notes Indenture” means the indenture dated as of July 26, 1999, as supplemented, among Abitibi-Consolidated Finance L.P. and ACI, as issuers, and the 7.875% Senior Notes Indenture Trustee.

1.22 “7.875% Senior Notes Indenture Trustee” means The Bank of Nova Scotia Trust Company of New York and its successors and assigns, as indenture trustee under the 7.875% Senior Notes Indenture.

1.23 “7.95% Notes” means the 7.95% Notes due November 15, 2011 issued by BCFC pursuant to the 7.95% Notes Indenture.

1.24 “7.95% Notes Indenture” means the indenture dated as of October 31, 2001, as supplemented, among BCFC, as issuer, Bowater, as guarantor, and the 7.95% Notes Indenture Trustee.

1.25 “7.95% Notes Indenture Trustee” means The Bank of New York and its successors and assigns, as indenture trustee under the 7.95% Notes Indenture.

1.26 “8.0% Convertible Notes” means the 8% Convertible Notes due April 15, 2013 issued by ABH pursuant to the 8.0% Convertible Notes Indenture.

1.27 “8.0% Convertible Notes Indenture” means the indenture dated as of April 1, 2008, as supplemented, among ABH, as issuer, Bowater, as guarantor, and the 8.0% Convertible Notes Trustee.

1.28 “8.0% Convertible Notes Trustee” means The Law Debenture Trust Company of New York, as successor indenture trustee to The Bank of New York Trust Company, N.A. under the 8.0% Convertible Notes Indenture.

1.29 “9.00% Debentures” means the 9.00% Debentures due August 1, 2009 issued by Bowater pursuant to the 9.00% Debentures Indenture.

1.30 “9.00% Debentures Indenture” means the indenture dated as of August 1, 1989, as supplemented, between Bowater, as issuer, and the 9.00% Debentures Indenture Trustee.

1.31 “9.00% Debentures Indenture Trustee” means Manufacturers Hanover Trust Company and its successors and assigns, as indenture trustee under the 9.00% Debentures Indenture.

1.32 “9.375% Debentures” means the 9.375% Debentures due December 15, 2021 issued by Bowater pursuant to the 9.375% Debentures Indenture.

1.33 “9.375% Debentures Indenture” means the indenture dated as of December 1, 1991, as supplemented, between Bowater, as issuer, and the 9.375% Debentures Indenture Trustee.

1.34 “9.375% Debentures Indenture Trustee” means Marine Midland Bank, N.A. and its successors and assigns, as indenture trustee under the 9.375% Debentures Indenture.

1.35 “9.50% Debentures” means the 9.50% Debentures due October 15, 2012 issued by Bowater pursuant to the 9.50% Debentures Indenture.

1.36 “9.50% Debentures Indenture” means the indenture dated as of October 15, 1992, as supplemented, between Bowater, as issuer, and the 9.50% Debentures Indenture Trustee.

1.37 “9.50% Debentures Indenture Trustee” means The Chase Manhattan Bank (National Association) and its successors and assigns, as indenture trustee under the 9.50% Debentures Indenture.

1.38 “10.26% Senior Notes (Series D)” means the 10.26% Senior Notes (Series D) due January 15, 2011 issued by BCFPI (f/k/a Canadian Pacific Forest Products Limited) pursuant to the 10.26% Senior Notes (Series D) Note Agreement.

1.39 “10.26% Senior Notes (Series D) Note Agreement” means the note agreement dated as of November 1, 1990, as supplemented, between BCFPI, as issuer, and the parties thereto.

1.40 “10.50% Senior Notes (Series B)” means the 10.50% Senior Notes (Series B) due June 15, 2010 issued by BCFPI (f/k/a Canadian Pacific Forest Products Limited) pursuant to the 10.50% Senior Notes (Series B) Note Agreement.

1.41 “10.50% Senior Notes (Series B) Note Agreement” means the note agreement dated as of June 1, 1990, as supplemented, between BCFPI, as issuer, and the parties thereto.

1.42 “10.60% Senior Notes (Series C)” means the 10.60% Senior Notes (Series C) due January 15, 2011 issued by BCFPI (f/k/a Canadian Pacific Forest Products Limited) pursuant to the 10.60% Senior Notes (Series C) Note Agreement.

1.43 “10.60% Senior Notes (Series C) Note Agreement” means the note agreement dated as of November 1, 1990, as supplemented, between BCFPI, as issuer, and the parties thereto.

1.44 “10.625% Senior Notes (Series A)” means the 10.625% Senior Notes (Series A) due June 15, 2010 issued by BCFPI (f/k/a Canadian Pacific Forest Products Limited) pursuant to the 10.625% Senior Notes (Series A) Note Agreement.

1.45 “10.625% Senior Notes (Series A) Note Agreement” means the note agreement dated as of June 1, 1990, as supplemented, between BCFPI, as issuer, and the parties thereto.

1.46 “10.85% Debentures” means the 10.85% Debentures due November 30, 2014 issued by BCFPI (f/k/a Canadian Pacific Forest Products Limited) pursuant to the 10.85% Debentures Indenture.

1.47 “10.85% Debentures Indenture” means the trust indenture dated as of December 12, 1989, as supplemented, between BCFPI (f/k/a Canadian Pacific Forest Products Limited), as issuer, and the 10.85% Debentures Indenture Trustee.

1.48 “10.85% Debentures Indenture Trustee” means Computershare Trust Company of Canada, as Successor Trustee to Montreal Trust Company and its successors and assigns, as indenture trustee under the 10.85% Debentures Indenture.

1.49 “13.75% Senior Secured Note Guaranty” means the guaranty of the 13.75% Senior Secured Notes by ACI, Abitibi-Consolidated Nova Scotia Incorporated, Terra-Nova Explorations Ltd., The Jonquiere Pulp Company, The International Bridge and Terminal Company, Scramble Mining Ltd., Saguenay Forest Products Inc., Bridgewater Paper Company Limited, Cheshire Recycling Ltd., 3224112 Nova Scotia Limited, Donohue Recycling Inc., Donohue Corp., Marketing Donohue Inc., 1508756 Ontario Inc., Abitibi-Consolidated Canadian Office Products, 3834328 Canada Inc., 6169678 Canada Incorporated, Abitibi Consolidated Sales Corporation, Abitibi-Consolidated Corporation, Abitibi-Consolidated Alabama Corporation, Augusta Woodlands, LLC, Alabama River Newsprint Company and ABH LLC I pursuant to the 13.75% Senior Secured Notes Indenture.

1.50 “13.75% Senior Secured Note Guaranty Claims” means all Claims arising under or relating to the 13.75% Senior Secured Note Guaranty.

1.51 “13.75% Senior Secured Notes” means the 13.75% Senior Secured Notes due April 1, 2011 issued by ACCC pursuant to the 13.75% Senior Secured Notes Indenture.

1.52 “13.75% Senior Secured Notes Indenture” means the Indenture dated as of April 1, 2008, as supplemented, among ACCC, as issuer, each of the guarantors party thereto and the 13.75% Senior Secured Notes Indenture Trustee.

1.53 “13.75% Senior Secured Notes Indenture Trustee” means Wells Fargo Bank, National Association and its successors and assigns, as indenture trustee under the 13.75% Senior Secured Notes Indenture.

1.54 “15.5% Senior Note Guaranty” means the unsecured guaranty of the 15.5% Senior Notes by ACI, Abitibi-Consolidated Nova Scotia Incorporated, Terra Nova Explorations Ltd., The Jonquiere Pulp Company, The International Bridge and Terminal Company, Scramble Mining Ltd., Saguenay Forest Products Inc., Bridgewater Paper Company Limited, Cheshire Recycling Ltd., 3224112 Nova Scotia Limited, Donohue Recycling Inc., Marketing Donohue Inc., Donohue Corp., 1508756 Ontario Inc., Abitibi-Consolidated Canadian Office Products Holdings Inc., 3834328 Canada Inc., 6169678 Canada Incorporated, Abitibi Consolidated Sales Corporation, Abitibi-Consolidated Corp., Abitibi-Consolidated Alabama Corporation, Augusta Woodlands, LLC, Alabama River Newsprint Company and ABH LLC I pursuant to the 15.5% Senior Notes Indenture.

1.55 “15.5% Senior Note Guaranty Claims” means all Claims arising under or relating to the 15.5% Senior Note Guaranty.

1.56 “15.5% Senior Notes” means the 15.5% Senior Notes due July 15, 2010, issued by ACCC pursuant to the 15.5% Senior Notes Indenture.

1.57 “15.5% Senior Notes Indenture” means the Indenture dated as of April 1, 2008, as supplemented, among ACCC, as issuer, each of the guarantors party thereto and the 15.5% Senior Secured Notes Indenture Trustee.

1.58 “15.5% Senior Notes Indenture Trustee” means Wilmington Trust Company, as successor indenture trustee to Wells Fargo Bank, National Association under the 15.5% Senior Notes Indenture.

1.59 “ABH” means AbitibiBowater Inc.

1.60 “ABH Board” means the Board of Directors of Reorganized ABH.

1.61 “AbitibiBowater” has the meaning set forth on page 1 of this Plan.

1.62 “ABL Exit Financing Facility” means the senior secured asset-based revolving facility to be entered into by the Reorganized Debtors and the lender(s) thereunder as contemplated in Section 6.11 of this Plan, providing for the principal terms and conditions set forth on Plan Supplement 9 to be filed on or before the Supplement Filing Date.

1.63 “ACCC” means Abitibi-Consolidated Company of Canada.

1.64 “ACCC Term Loan Agent” means Wells Fargo Bank, N.A. (as successor-in-interest to Goldman Sachs Credit Partners L.P., in its capacity as administrative agent and collateral agent under the ACCC Term Loan Documents).

1.65 “ACCC Term Loan Claims” means Claims for principal and interest, fees and other amounts outstanding under the ACCC Term Loan Documents, including accrued interest at the default rate plus reasonable professional fees.

1.66 “ACCC Term Loan Documents” means that certain Credit and Guaranty Agreement, dated as of April 1, 2008 (as may have been amended, supplemented, restated, or otherwise modified from time to time), among ACCC in its capacity as a borrower, certain subsidiaries of ABH as guarantors, the lenders from time-to-time party thereto and the ACCC Term Loan Agent, together with all other loan documents, guaranty, and security documents executed in connection therewith, including, without limitation, (x) that certain U.S. Pledge and Security Agreement, dated as of April 1, 2008, among the ACCC Term Loan Agent and certain of the Debtors party to the ACCC Term Loan Secured Guaranty, and (y) that certain U.S. Pledge and Security Agreement, dated as of April 1, 2008, among ACI, ACCC, certain of the Canadian Debtors party to the ACCC Term Loan Secured Guaranty and ACCC Term Loan Agent.

1.67 “ACCC Term Loan Secured Guaranty” means the secured guaranty of the ACCC Term Loan Claims issued by ACI, Abitibi-Consolidated Nova Scotia Incorporated, Terra-Nova Explorations Ltd., The Jonquiere Pulp Company, The International Bridge and Terminal Company, Scramble Mining Ltd., Produits Forestiers Saguenay Inc., Bridgewater Paper Company Limited, Cheshire Recycling Limited, Abitibi-Consolidated (U.K.) Inc., 3224112 Nova Scotia Limited, Donohue Recycling Inc., Marketing Donohue Inc., Donohue Corp., 1508756 Ontario Inc., Abitibi-Consolidated Canadian Office Products Holdings Inc., 3834328 Canada Inc., 6169678 Canada Incorporated, Abitibi Consolidated Sales Corporation, Abitibi-Consolidated Corp., Abitibi-Consolidated Alabama Corporation, Augusta Woodlands, LLC, Alabama River Newsprint Company and ABH LLC I pursuant to the ACCC Term Loan Documents.

1.68 “ACCC Term Loan Secured Guaranty Claims” means all ACCC Term Loan Claims arising under the ACCC Term Loan Secured Guaranty.

1.69 “ACI” means Abitibi-Consolidated Inc.

1.70 “ACI and ACCC Note Claims” means all Claims arising from or related to the Canadian Unsecured Notes, as such term is defined in the CCAA Plan.

1.71 “Ad Hoc Unsecured Noteholders Committee” means the informal committee of certain holders of ACI and ACCC Note Claims.

1.72 “Adequate Protection Claim” means a Claim of the Secured Funded Debt Administrative Agents, for themselves and for the benefit of the Secured Funded Debt Lenders, for adequate protection arising under the DIP Facility Order or the Securitization Order.

1.73 “Administrative Claim” means a Claim to the extent that it is of the kind described in section 503(b) of the Bankruptcy Code and is entitled to priority under section 507(a)(1) of the Bankruptcy Code, including, without limitation, (a) any actual and necessary expenses of preserving the Estate, (b) any actual and necessary expenses of operating the business of the Debtors, (c) any actual indebtedness or obligations incurred or assumed by the Debtors during the pendency of the Chapter 11 Cases in connection with the conduct of their business, (d) any actual expenses necessary or appropriate to facilitate or effectuate this Plan, (e) any amount required to be paid under section 365(b)(1) of the Bankruptcy Code in connection with the assumption of executory contacts or unexpired leases, (f) all allowances of compensation or reimbursement of expenses to the extent allowed by the Bankruptcy Court under sections 328, 330(a), 331 or 503(b)(2), (3), (4) or (5) of the Bankruptcy Code, (g) Claims arising under section 503(b)(9) of the Bankruptcy Code, and (h) all fees and charges payable pursuant to section 1930 of title 28 of the United States Code.

1.74 “Allowed” means, with respect to a Claim or Interest in the Chapter 11 Cases, or any portion of such Claim or Interest in any Class or category specified herein, a Claim or Interest that either (a) is listed in the Schedules as neither disputed, contingent nor unliquidated and with respect to which no contrary or superseding Proof of Claim has been filed; (b) is evidenced by a Proof of Claim filed on or before the applicable Claims Bar Date and is not listed as disputed, contingent or unliquidated in the Schedules, and as to which no objection or request for estimation has been filed on or before any applicable deadline; (c) is not the subject of an objection to allowance that (i) was filed on or before the Claims Objection Deadline and (ii) has not been settled, waived, withdrawn or denied pursuant to a Final Order; (d) is expressly allowed (i) pursuant to a Final Order, (ii) pursuant to an agreement between the holder of such Claim or Interest and the Debtors or the Reorganized Debtors, as applicable, or (iii) pursuant to the terms of this Plan; (e) was allowed in accordance with the Cross-Border Claims Reconciliation Protocol; or (f) arises from the recovery of property under sections 550 or 553 of the Bankruptcy Code and is allowed in accordance with section 502(h) of the Bankruptcy Code.

1.75 “Allowed Claim” means a Claim or any portion thereof, without duplication, that has been Allowed.

1.76 “Allowed Cross-Border Claim” has the meaning set forth in Section 9.1 of this Plan.

1.77 “Amended Certificates of Incorporation and Bylaws” has the meaning set forth in Section 6.4 of this Plan.

1.78 “Article” means any article of this Plan.

1.79 “Assistant Secretary” means the assistant secretary of any Reorganized Debtor.

1.80 “Avoidance Action” means, collectively, (i) causes of action arising under sections 542, 543, 544, 545, 546, 547, 548, 549, 550 or 553 of the Bankruptcy Code, or under similar or related state or federal statutes or common law, including fraudulent transfer laws, and (ii) causes of action arising under the BIA or under similar or related provincial laws, including fraudulent preference and reviewable transaction laws, in each case whether or not litigation to prosecute such causes of action was commenced prior to the Effective Date.

1.81 “Backstop Agreement” means the backstop commitment agreement entered into by ABH and certain of the holders of unsecured Claims as of May 23, 2010 in connection with the Rights Offering.

1.82 “Ballot” means the form distributed to each holder of an Impaired Claim or Interest upon which is to be indicated, among other things, acceptance or rejection of the Plan.

1.83 “Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. §§ 101 et seq., as amended from time to time.

1.84 “Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware in which the Chapter 11 Cases were filed or any other court with jurisdiction over the Chapter 11 Cases.

1.85 “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure and the local rules and standing orders of the Bankruptcy Court, as amended from time to time.

1.86 “BCFC” means Bowater Canada Finance Corporation.

1.87 “BCFPI” means Bowater Canadian Forest Products Inc.

1.88 “BCFPI Secured Bank Agent” means Bank of Nova Scotia, in its capacity as administrative agent under the BCFPI Secured Bank Documents.

1.89 “BCFPI Secured Bank Claims” means all Claims for principal and interest, fees and other amounts outstanding (including reimbursement obligations for BCFPI Secured Bank Letters of Credit and accrued interest at the default rate plus reasonable professional fees, costs and charges) under the BCFPI Secured Bank Documents.

1.90 “BCFPI Secured Bank Documents” means that certain Credit Agreement, dated as of May 31, 2006, as amended by that certain First Amendment dated as of July 20, 2007, that certain Second Amendment dated as of October 31, 2007, that certain Third Amendment and Waiver dated as of February 25, 2008, that certain Fourth Amendment dated as of March 31, 2008, that certain Fifth Amendment dated as of April 30, 2008, that certain Sixth Amendment dated as of May 28, 2008, that certain Seventh Amendment dated as of June 6, 2008, that certain Eighth Amendment dated as of June 30, 2008, that certain Ninth Amendment and Waiver dated as of August 7, 2008, that certain Tenth Amendment and Waiver dated as of November 12, 2008 and that certain Eleventh Amendment and Consent dated as of February 27, 2009; and as further modified by the letter agreements dated March 17, 2009, March 23, 2009, March 31, 2009 and April 6, 2009, among BCFPI, as the borrower, and Bowater, Bowater Alabama LLC, Bowater Newsprint South Operations LLC, Bowater Newsprint South LLC and certain of the other Debtors, as guarantors, the BCFPI Secured Bank Agent, together with all collateral, security and ancillary documents executed in connection therewith or which relate thereto.

1.91 “BCFPI Secured Bank Letters of Credit” means the letters of credit listed on Plan Supplement 13 that are issued and outstanding immediately prior to the Effective Date under the BCFPI Secured Bank Documents.

1.92 “BIA” means the Bankruptcy and Insolvency Act (Canada), R.S., 1985, c. B-3, as amended.

1.93 “Board” has the meaning set forth in Section 6.7 of this Plan.

1.94 “Board of Directors” means the board of directors of any Reorganized Debtor other than Reorganized ABH.

1.95 “Bowater” means Bowater Incorporated.

1.96 “Bowater Secured Bank Agent” means Wells Fargo Bank National Association (as successor by merger with Wachovia Bank, National Association), in its capacity as agent under the Bowater Secured Bank Documents.

1.97 “Bowater Secured Bank Claims” means all Claims for principal and interest, fees and other amounts outstanding (including (a) reimbursement obligations for Bowater Secured Bank Letters of Credit; (b) accrued interest at the default rate plus reasonable professional fees; and (c) Obligations as such term is defined in the Bowater Secured Bank Documents) under the Bowater Secured Bank Documents.

1.98 “Bowater Secured Bank Documents” means that certain Credit Agreement, dated as of May 31, 2006, as amended by that certain First Amendment dated as of July 20, 2007, that certain Second Amendment dated as of October 31, 2007, that certain Third Amendment and Waiver dated as of February 25, 2008, that certain Fourth Amendment dated as of March 31, 2008, that certain Fifth Amendment dated as of April 30, 2008, that certain Sixth Amendment dated as of June 30, 2008, that certain Seventh Amendment and Waiver dated as of August 7, 2008, that certain Eighth Amendment and Waiver dated as of November 12, 2008 and that certain Ninth Amendment and Consent dated as of February 27, 2009; and as further modified by letter agreements dated March 17, 2009, March 23, 2009, March 31, 2009 and April 6, 2009 and as otherwise modified as of the date hereof, among Bowater, Bowater Alabama LLC, Bowater Newsprint South LLC and Bowater Newsprint South Operations LLC, certain of the Debtors as guarantors, the lenders and financial institutions from time to time party thereto and the Bowater Secured Bank Agent, together with all collateral, security and ancillary documents executed in connection therewith or which relate thereto.

1.99 “Bowater Secured Bank Letters of Credit” means the letters of credit listed on Plan Supplement 13 that are issued and outstanding immediately prior to the Effective Date under the Bowater Secured Bank Documents, including, without limitation, any letter of credit securing Bowater’s obligations under the Floating Rate Revenue Bonds (2029) Loan Agreement.

1.100 “Business Day” means any day other than a Saturday, Sunday, “legal holiday” as such term is defined in Bankruptcy Rule 9006(a) or non-judicial day as such term is defined in Article 6 of the Quebec Code of Civil Procedure.

1.101 “Canadian Court” has the meaning set forth on page 1 of this Plan.

1.102 “Canadian Debtor[s]” has the meaning set forth on page 1 of this Plan.

1.103 “Cash” means cash and cash equivalents, such as bank deposits, checks and other similar items or instruments denominated in legal tender of the United States of America.

1.104 “Cause[s] of Action” means any and all actions, causes of action, suits, accounts, controversies, agreements, promises, rights to legal remedies, rights to equitable remedies, rights to payment and claims, whether known, unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured and whether asserted or assertable directly or derivatively, in law, equity or otherwise, including Avoidance Actions.

1.105 “CCAA” has the meaning set forth on page 1 of this Plan.

1.106 “CCAA Charge” has the meaning assigned to such term in the CCAA Initial Order.

1.107 “CCAA Debtors” has the meaning set forth on page 1 of this Plan.

1.108 “CCAA Initial Order” means the Initial Order entered by the Canadian Court on April 17, 2009, as amended and restated from time to time, pursuant to which, among other things, the Canadian Court provided certain relief under the CCAA to each of the CCAA Debtors and the Cross-Border Debtors.

1.109 “CCAA Plan” means the Canadian Debtors’ plan of reorganization and compromise pursuant to the provisions of the CCAA and Section 191 of the CBCA, as it may be amended, varied, or supplemented by the Company from time to time in accordance with its terms, that was filed on May 4, 2010, as amended on May 24, 2010.

1.110 “CCAA Proceedings” has the meaning set forth on page 1 of this Plan.

1.111 “CEO” means ABH’s chief executive officer.

1.112 “Chairman of the Board” means ABH’s chairman of the board.

1.113 “Chapter 11 Cases” means the Debtors’ chapter 11 cases pending the Bankruptcy Court, which are being jointly administered under Case No. 09-11296.

1.114 “Chapter 15 Cases” has the meaning set forth on page 1 of this Plan.

1.115 “Chapter 15 Debtors” has the meaning set forth on page 1 of this Plan.

1.116 “Chief Executive Officer” means the chief executive officer of Reorganized ABH.

1.117 “Chief Financial Officer” means the chief financial officer of Reorganized ABH.

1.118 “Claim” means “claim” as defined in section 101(5) of the Bankruptcy Code, as supplemented by section 102(2) of the Bankruptcy Code, against any of the Debtors, whether or not asserted.

1.119 “Claims and Noticing Agent” means Epiq Bankruptcy Solutions LLC, employed by the Debtors as the official claims, noticing, and balloting agent in the Chapter 11 Cases pursuant to an order of the Bankruptcy Court entered on or about April 17, 2009 [Docket No. 71] and to the extent applicable with respect to the Cross-Border Debtors, the Monitor.

1.120 “Claims Agent Professionals” has the meaning set forth in Section 4.3 of this Plan.

1.121 “Claims Agent Professionals’ Fee and Expense Claim(s)” has the meaning set forth in Section 4.3 of this Plan.

1.122 “Claims Bar Date” means, as applicable, (i) November 13, 2009, the final date for all Persons or Entities asserting certain Claims against any of the Debtors to file Proofs of Claim on account of such Claims, (ii) April 7, 2010, the final date for all individuals who were employees of the Debtors as of the Petition Date or thereafter to file Proofs of Claim on account of such Claims, (iii) the date that is thirty (30) days after the effective date of rejection of an unexpired lease or executory contract for claims arising from such rejection, or (iv) such other date as the Bankruptcy Court may fix with respect to any Claim.

1.123 “Claims Objection Deadline” means the first business day that is one hundred eighty (180) days after the Effective Date, or such other later date the Court may establish upon a motion by the Reorganized Debtors, which motion may be approved without a hearing and without notice to any party.

1.124 “Class” means each category or group of holders of Claims or Claims and Interests as designated under this Plan.

1.125 “Class 1 Claims” has the meaning set forth in Section 2.8(a) of this Plan.

1.126 “Class 2 Claims” has the meaning set forth in Section 2.9(a) of this Plan.

1.127 “Class 3 Claims” has the meaning set forth in Section 2.10(a) of this Plan.

1.128 “Class 4 Claims” has the meaning set forth in Section 2.11(a) of this Plan.

1.129 “Class 5 Claims” has the meaning set forth in Section 2.12(a) of this Plan.

1.130 “Class 6 Claims” has the meaning set forth in Section 2.13(a) of this Plan.

1.131 “Class 7 Claims” has the meaning set forth in Section 2.14(a) of this Plan.

1.132 “Class 8 Claims and Interests” has the meaning set forth in Section 2.15(a) of this Plan.

1.133 “Class 9 Claims and Interests” has the meaning set forth in Section 2.16(a) of this Plan.

1.134 “Collective Bargaining Agreements” means all collective bargaining agreements to which any of the Debtors, other than the Cross-Border Debtors, is a party on the Confirmation Date, as identified on Plan Supplement 1.

1.135 “Common Stock” means, collectively, (a) the common stock of ABH issued and outstanding immediately prior to the Effective Date, (b) all options, warrants, conversion, privilege or other legal or contractual rights to purchase the common stock of ABH, and (c) any rights associated with the common stock of any predecessor of ABH or any predecessor of ABH’s subsidiaries.

1.136 “Common Stock Claim” means any Claim with respect to the Common Stock of the kind described in section 510(b) of the Bankruptcy Code, together with any Claim asserted by an officer, director or underwriter for contribution, reimbursement or indemnification related thereto or otherwise.

1.137 “Company” has the meaning set forth on page 1 of this Plan.

1.138 “Confirmation” means “confirmation” as used in section 1129 of the Bankruptcy Code.

1.139 “Confirmation Date” means the date on which the Confirmation Order is entered on the docket by the clerk of the Bankruptcy Court.

1.140 “Confirmation Hearing” means the hearing(s) at which the Bankruptcy Court considers Confirmation of this Plan.

1.141 “Confirmation Order” means an order of the Bankruptcy Court confirming this Plan pursuant to section 1129 of the Bankruptcy Code.

1.142 “Convenience Claims” means (a) with respect to Claims against the Cross-Border Debtors a Cross-border Convenience Claim, or (b) with respect to any other Unsecured Claims, any Unsecured Claim that is (i) Allowed in an amount of $5,000 or less or (ii) Allowed in an amount greater than $5,000 but which is reduced to $5,000 by an irrevocable written election of the holder of such Claim made on a properly delivered Ballot; provided, however, that any Unsecured Claim that was originally Allowed in excess of $5,000 may not be subdivided into multiple Unsecured Claims of $5,000 or less for purposes of receiving treatment as a Convenience Claim. Notwithstanding anything to the contrary in this Plan or in the CCAA Plan, Convenience Claims shall only receive Cash distributions.

1.143 “Creditors Committee” means the Official Committee of Unsecured Creditors appointed in the Chapter 11 Cases by the Office of the United States Trustee on or about April 28, 2009, pursuant to section 1102 of the Bankruptcy Code, as reconstituted from time to time.

1.144 “Cross-Border Claims Reconciliation Protocol” means the cross-border claims reconciliation protocol that was approved by the Bankruptcy Court on or about January 19, 2010 [Docket No. 1581], as may be amended, modified, or supplemented from time to time.

1.145 “Cross-Border Debtors” has the meaning set forth on page 2 of this Plan.

1.146 “Cross-Border Claims Voting Protocol” means the protocol governing the voting procedures of claims against Cross-Border Debtors that will be included in the solicitation materials implementing procedures for soliciting votes to accept or reject the Plan that will be filed with the Bankruptcy Court, in a form and substance reasonably acceptable to the Creditors Committee and the Monitor.

1.147 “Cross-border Convenience Claim” has the meaning set forth in the CCAA Plan.

1.148 “Cure” means the distribution, within five (5) Business Days after the Effective Date or such other time as may be agreed upon by the parties or as ordered by the Bankruptcy Court or another court of competent jurisdiction, of Cash or such other property as may be agreed upon by the parties, ordered by the Bankruptcy Court or another court of competent jurisdiction, as the case may be, or determined in such other manner as the Bankruptcy Court may specify, with respect to the assumption of an executory contract or unexpired lease in accordance with the provisions of Article V of this Plan.

1.149 “Debtor(s)” has the meaning set forth on page 1 of this Plan, a list of which entities, together with their individual case numbers in the Chapter 11 Cases, is attached hereto as Exhibit A.

1.150 “Dilution” means the dilution resulting from New ABH Common Stock issued (a) pursuant to the management and director compensation and incentive programs set forth in Section 6.8 of this Plan, (b) as a payment under the Backstop Agreement or any replacement backstop commitment obtained by the Debtors in connection therewith and approved by the Bankruptcy Court and the Canadian Court; and (c) upon conversion of the convertible unsecured subordinated notes issued by Reorganized ABH in connection with the Rights Offering on the terms and conditions set forth in the Backstop Agreement.

1.151 “DIP Agent” means Law Debenture Trust Company of New York, in its capacity as successor administrative agent and successor collateral agent under the DIP Facility Documents.

1.152 “DIP Facility Claims” means the Claims of the DIP Agent and the DIP Lenders arising under the DIP Facility Documents and the DIP Facility Order.

1.153 “DIP Facility Documents” means that certain Senior Secured Superpriority Debtor in Possession Credit Agreement dated as of April 21, 2009 (as amended, modified, or supplemented from time to time), by and among AbitibiBowater Inc., Bowater and BCFPI, as borrowers, the Debtors signatory thereto, as guarantors, the DIP Agent and the DIP Lenders, together with any related collateral, loan or security documents related thereto.

1.154 “DIP Facility Order” means, collectively, (i) that certain Interim Order Pursuant to 11 U.S.C. §§105, 361, 362, 363, 364 and 507 (I) Approving Postpetition Financing, (2) Authorizing Use of Cash Collateral, (3) Granting Liens and Providing Superpriority Administrative Expense Status, (4) Granting Adequate Protection, (5) Modifying the Automatic Stay, and (6) Scheduling a Final Hearing entered by the Bankruptcy Court on or about April 17, 2009 [Docket No. 64] and (ii) that certain Final Order Pursuant to 11 U.S.C. §§105, 361, 362, 363, 364 and 507 (I) Approving Postpetition Financing, (2) Authorizing Use of Cash Collateral, (3) Granting Liens and Providing Superpriority Administrative Expense Status, (4) Granting Adequate Protection, and (5) Modifying the Automatic Stay entered by the Bankruptcy Court on or about June 16, 2009 [Docket No. 503], as amended from time to time.

1.155 “DIP Lenders” means the lenders and financial institutions from time to time party to the DIP Facility Documents defined as “Lenders” thereunder.

1.156 “Disbursing Agent” means one or more disbursing agents, to be designated by the Debtors prior to the Confirmation Hearing in consultation with the Creditors Committee, which may receive and make distributions to holders of Allowed Claims under and as provided in this Plan, including for purposes of making distributions to holders of Allowed Claims against the Cross-Border Debtors, if applicable, the Monitor.

1.157 “Disclosure Statement” means the Disclosure Statement with respect to this Plan approved by order of the Bankruptcy Court and all supplements, schedules and exhibits thereto.

1.158 “Disputed Claim” means any Claim against a Debtor to the extent that (a) the allowance of such Claim or any portion thereof is the subject of an objection, appeal or motion to estimate that has been timely filed by a party in interest and which objection, appeal or motion has not been determined by a Final Order, (b) such Claim is scheduled by the Debtors in the Schedules as disputed, contingent and/or unliquidated or (c) during the period prior to the deadline fixed by this Plan and/or the Bankruptcy Court for objecting to such Claim, such Claim is in excess of the amount scheduled as other than disputed, unliquidated or contingent.

1.159 “Disputed Claims Agent Professionals’ Fee and Expense Claim(s)” has the meaning set forth in Section 4.3 of this Plan.

1.160 “Disputed Claims Pool” has the meaning set forth in Section 4.3 of this Plan.

1.161 “Disputed Claims Reserve” has the meaning set forth in Section 4.4(a) of this Plan.

1.162 “Disputed Indenture Trustee Fee Claims” has the meaning set forth in Section 10.13 of this Plan.

1.163 “Distribution Record Date” means other than with respect to any publicly held securities, the record date for purposes of making distributions under the Plan on account of Allowed Claims, which date shall be five Business Days from and after the Confirmation Date.

1.164 “DTCC” means the Depository Trust & Clearing Corporation, and its successors and assigns.

1.165 “Effective Date” means the first Business Day this Plan becomes effective and is implemented in accordance with Article VII hereof.

1.166 “Estate” means the estates of the Debtors, individually or collectively, as is appropriate in the context, created in the Chapter 11 Cases pursuant to section 541 of the Bankruptcy Code.

1.167 “Exculpated Claims” has the meaning set forth in Section 8.6 of this Plan.

1.168 “Exhibit” means any exhibit attached to or incorporated by this Plan.

1.169 “Exit Facility Documents” means the documentation, in substantially the form set forth in Plan Supplement 9, providing for the Exit Financing Facilities.

1.170 “Exit Financing Facilities” means collectively, the ABL Exit Financing Facility and the Term Loan Exit Financing Facility.

1.171 “Face Amount” means respecting a Claim, the amount equal to the first of the following that is applicable: (a) the amount fixed or estimated in an order of the Bankruptcy Court; (b) the liquidated amount set forth in a Proof of Claim; or (c) the amount of the Claim listed in the Schedules as liquidated or not contingent. If none of the foregoing applies, the Face Amount of the Claim shall be zero ($0) dollars.

1.172 “Fee Claims” means Allowed Administrative Claims of Professionals.

1.173 “Final DIP Order” means the Final Order Pursuant to 11 U.S.C. §§ 105, 361, 362, 363, 364 and 507 (1) Approving Postpetition Financing, (2) Authorizing Use of Cash Collateral, (3) Granting Liens and Providing Superpriority Administrative Expense Status, (4) Granting Adequate Protection, and (5) Modifying the Automatic Stay (Conformed Version of Order [Docket No. 407]), entered by the Bankruptcy Court on June 4, 2009.

1.174 “Final Distribution Date” means a date selected by the Reorganized Debtors in consultation with the Post-Effective Date Claims Agent that is not later than thirty (30) days after the date on which (i) all Disputed Claims in the Chapter 11 Cases shall have been Allowed or disallowed pursuant to a Final Order of the Bankruptcy Court or any other court with competent jurisdiction over such Disputed Claims and (ii) with respect to the Cross-Border Debtors, the CCAA Monitor shall have certified to the Canadian Bankruptcy Court that the last Disputed Claim against the Cross-Border Debtors in the CCAA Proceedings has been finally resolved.

1.175 “Final Order” means an order or judgment of the Bankruptcy Court or other court of competent jurisdiction with respect to the subject matter (a) that has not been reversed, stayed, modified or amended and as to which (i) any right to appeal or seek certiorari, review, reargument, stay or rehearing has been waived or (ii) the time to appeal or seek certiorari, review, reargument, stay or rehearing has expired and no appeal or petition for certiorari, review, reargument, stay or rehearing is pending or (b) as to which an appeal has been taken or petition for certiorari, review, reargument, stay or rehearing has been filed and (i) such appeal or petition for certiorari, review, reargument, stay or rehearing has been resolved by the highest court to which the order or judgment was appealed or from which certiorari, review, reargument, stay or rehearing was sought or (ii) the time to appeal further or seek certiorari, further review, reargument, stay or rehearing has expired and no such further appeal or petition for certiorari, further review, reargument, stay or rehearing is pending.

1.176 “Floating Rate Notes (2010)” means the Floating Rate Notes due March 15, 2010 issued by Bowater pursuant to the Floating Rate Notes (2010) Indenture.

1.177 “Floating Rate Notes (2010) Indenture” means the Senior Indenture dated as of March 17, 2004, as supplemented, among Bowater, as issuer, and the Floating Rate Notes (2010) Indenture Trustee.

1.178 “Floating Rate Notes (2010) Indenture Trustee” means the Bank of New York, and its successors and assigns, as Indenture Trustee under the Floating Rate Notes (2010) Indenture.

1.179 “Floating Rate Revenue Bonds (2029)” means the Tax-Exempt Adjustable Mode Solid Waste Disposal Facilities Revenue Bonds (Bowater Incorporated Project) Series 1999 due June 1, 2029 issued pursuant to the Floating Rate Revenue Bonds (2029) Indenture.

1.180 “Floating Rate Revenue Bonds (2029) Indenture” means the trust indenture dated as of June 1, 1999, as supplemented, between The Industrial Development Board of the County of McMinn, as issuer, and the Floating Rate Revenue Bonds (2029) Indenture Trustee.

1.181 “Floating Rate Revenue Bonds (2029) Indenture Trustee” means First-Citizens Bank & Trust Company, and its successors and assigns, as indenture trustee under the Floating Rate Revenue Bonds (2029) Indenture.

1.182 “Floating Rate Revenue Bonds (2029) Loan Agreement” means the Loan Agreement by and between the Industrial Development Board of the County of McMinn and Bowater relating to the Floating Rate Revenue Bonds (2029) dated as of June 1, 1999.

1.183 “Impaired” means “impaired” within the meaning of section 1124 of the Bankruptcy Code.

1.184 “Indenture(s)” means the 6.50% Notes Indenture, 7.40% Revenue Bonds (2010) Indenture, 7.40% Revenue Bonds (2022) Indenture, 7.625% Revenue Bonds Indenture, 7.75% Revenue Bonds Indenture, 7.875% Senior Notes Indenture, 7.95% Notes Indenture, 8.0% Convertible Notes Indenture, 9.00% Debentures Indenture, 9.375% Debentures Indenture, 9.50% Debentures Indenture, 10.26% Senior Notes (Series D) Note Agreement, 10.50% Senior Notes (Series B) Note Agreement, 10.60% Senior Notes (Series C) Note Agreement, 10.625% Senior Notes (Series A) Note Agreement, 10.85% Debentures Indenture, 13.75% Senior Secured Notes Indenture, 15.5% Senior Notes Indenture, Floating Rate Notes (2010) Indenture and the Floating Rate Revenue Bonds (2029) Indenture.

1.185 “Indenture Trustee(s)” means the 6.50% Notes Indenture Trustee, 7.40% Revenue Bonds (2010) Indenture Trustee, 7.40% Revenue Bonds (2022) Indenture Trustee, 7.625% Revenue Bonds Indenture Trustee, 7.75% Revenue Bonds Indenture Trustee, 7.875% Senior Notes Indenture Trustee, 7.95% Notes Indenture Trustee, 8.0% Convertible Notes Trustee, 9.00% Debentures Indenture Trustee, 9.375% Debentures Indenture Trustee, 9.50% Debentures Indenture Trustee, 10.85% Debentures Indenture Trustee, 13.75% Senior Secured Notes Indenture Trustee, 15.5% Senior Notes Indenture Trustee, Floating Rate Notes (2010) Indenture Trustee and the Floating Rate Revenue Bonds (2029) Indenture Trustee, and in each case their successors and assigns.

1.186 “Indenture Trustee Fee Claims” has the meaning set forth in Section 10.13 of this Plan.

1.187 “Initial Distribution Date” means the first Business Day that is ten (10) days (or such longer period as may be reasonably determined by the Reorganized Debtors in consultation with the Post-Effective Date Claims Agent) after the Effective Date.

1.188 “Intercompany Claims” means a Claim by a Debtor or a CCAA Debtor against a Debtor or a CCAA Debtor.

1.189 “Intercompany Interest” means an Interest of a Debtor or a CCAA Debtor in another Debtor or a CCAA Debtor.

1.190 “Interest” means all rights (including unpaid dividends) arising from any equity security (as defined in section 101(16) of the Bankruptcy Code) of any of the Debtors, including, without limitation, preferred shares and the Common Stock, but excluding Common Stock Claims.

1.191 “Interim Distribution Date” means any date after the Initial Distribution Date on which the Reorganized Debtors determine, in consultation with the Post-Effective Date Claims Agent, that an interim distribution should be made to Class 6 or Class 7, in light of, inter alia, resolutions of Disputed Claims and the administrative costs of such a distribution and to the extent applicable with respect to the Cross-Border Debtors, as provided in the CCAA Plan.

1.192 “Liens” means, with respect to any interest in property, any mortgage, lien, pledge, charge, security interest, easement or encumbrance of any kind whatsoever affecting such interest in property.

1.193 “Litigation Claim” means all Causes of Action that any Debtor or Estate may hold against any Person or entity as of the Effective Date, except any Cause of Action that (a) may have been settled by the Debtors on or prior to the Effective Date or (b) shall be released by the Debtors pursuant to Article VIII hereof.

1.194 “Monitor” means Ernst & Young Inc. or any successor thereto appointed in accordance with any order of the Canadian Court.

1.195 “New ABH Common Stock” means the new common stock of Reorganized ABH which shall be issued on the Effective Date or authorized to be issued by Reorganized ABH at any time from and after the Effective Date.

1.196 “Ordinary Course Administrative Claim” means an Administrative Claim that arises in the ordinary course of the Debtors’ operations.

1.197 “Other Secured Claims” means a Secured Claim not classified in Class 2, Class 3 or Class 4 under this Plan.

1.198 “Person” means any person, including, without limitation, any individual, partnership, joint venture, venture capital fund, association, corporation, limited liability company, limited liability partnership, unlimited liability company, trust, trustee, executor, administrator, legal personal representative, estate, group, unincorporated association or organization or governmental unit.

1.199 “Petition Date” means April 16, 2009 for all Debtors other than ABH LLC 1 and ABH Holding Company LLC, and December 21, 2009 for ABH LLC 1 and ABH Holding Company LLC.

1.200 “Plan” means this Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, the Plan Supplement, and all addenda, exhibits, schedules and other attachments hereto, all of which are incorporated herein by reference, as the same may be amended from time to time, pursuant to this Plan, the Bankruptcy Code or the Bankruptcy Rules.

1.201 “Plan Supplement” means the Supplements to this Plan that will be filed on or before the Supplement Filing Date.

1.202 “Post-Effective Date Claims Agent” has the meaning set forth in Section 4.3 of this Plan.

1.203 “Post-Effective Date Claims Agent Avoidance Actions” has the meaning set forth in Section 4.3 of this Plan.

1.204 “Post-Effective Date Claims Agent Fund” has the meaning set forth in Section 4.3 of this Plan.

1.205 “President” means the president of any Reorganized Debtor.

1.206 “Priority Non-Tax Claims” means a Claim to the extent that it is of the kind described in, and entitled to priority under, section 507(a)(3), (4), (5) or (6) of the Bankruptcy Code, but other than any Priority Tax Claim.

1.207 “Priority Tax Claim” means a Claim to the extent that it is of the kind described in, and entitled to priority under, section 507(a)(8) of the Bankruptcy Code.

1.208 “Pro Rata Share” means the proportion that the amount of any Allowed Claim in a particular Class bears to the aggregate amount of all Allowed Claims in such Class, except in cases where Pro Rata Share is used in reference to multiple Classes of Claims, in which case Pro Rata Share means the proportion that an Allowed Claim in a particular Class bears to the aggregate amount of all Allowed Claims in such multiple Classes.

1.209 “Professional” means any Person retained by the Debtors or the Creditors Committee in the Chapter 11 Cases pursuant to a Final Order of the Bankruptcy Court entered pursuant to sections 327 or 1103 of the Bankruptcy Code.

1.210 “Proof of Claim” means a proof of claim filed by a holder of a Claim against any Debtor (as may be amended and supplemented from time to time pursuant to the Bankruptcy Code or Bankruptcy Rules) on or before the applicable Claims Bar Date, or such other time as may be permitted by the Bankruptcy Court or agreed to by the Debtors.

1.211 “Proven Claim” has the meaning set forth in the CCAA Plan.

1.212 “Record Holder” means the holder of a Claim or Interest as of the Distribution Record Date.

1.213 “Reinstated” means (a) leaving unaltered the legal, equitable and contractual rights to which a Claim entitles the holder of such Claim, or (b) notwithstanding any contractual provision or applicable law that entitles the holder of such Claim to demand or receive accelerated payment of such Claim after the occurrence of a default, (i) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code; (ii) reinstating the maturity of such Claim as such maturity existed before such default; (iii) compensating the holder of such Claim for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law; (iv) if such Claim arises from any failure to perform a nonmonetary obligation under a nonresidential real property lease subject to section 365(b)(1)(A) of the Bankruptcy Code, compensating the holder of such Claim for any pecuniary loss incurred by such holder as the result of such failure; and (v) not otherwise altering the legal, equitable or contractual rights to which such Claim entitles the holder thereof.

1.214 “Released Party or Parties” has the meaning set forth in Section 8.5 of this Plan.

1.215 “Reorganized ABH” means, on and after the Effective Date, AbitibiBowater, as reorganized under and pursuant to this Plan or a new holding company created in contemplation of the Effective Date that, on or after the Effective Date, owns 100% of the equity in ABH (as in existence prior to the Effective Date).

1.216 “Reorganized Debtors” means, on and after the Effective Date, collectively, all of the surviving Debtors that are reorganized under and pursuant to this Plan.

1.217 “Reorganized U.S. Plan Sponsors” has the meaning set forth in Section 6.10 of this Plan.

1.218 “Retained Causes of Action” has the meaning set forth in Section 8.7 of this Plan.

1.219 “Rights Offering” has the meaning set forth in Section 6.12 of this Plan.

1.220 “Sanction Order” means one or more orders of the Canadian Court sanctioning the CCAA Plan pursuant to the CCAA and Section 191 of the Canadian Business Corporations Act as such order may be amended, modified or varied from time to time.

1.221 “Schedules” means the Schedules of Assets and Liabilities filed in the Chapter 11 Cases, as amended, revised or modified from time-to time.

1.222 “Series A-D Notes” has the meaning set forth in Section 3.4 of this Plan.

1.223 “Search Committee” has the meaning set forth in Section 6.7 of this Plan.

1.224 “Section” means any section of this Plan.

1.225 “Section 510 Actions” has the meaning set forth in Section 4.3 of this Plan.

1.226 “Secretary” means any secretary of a Reorganized Debtor.

1.227 “Secured Claim” means a Claim that constitutes a secured claim under section 506(a) or 1111(b) of the Bankruptcy Code.

1.228 “Secured Funded Debt Administrative Agents” means collectively, the Bowater Secured Bank Agent, the BCFPI Secured Bank Agent and the ACCC Term Loan Agent.

1.229 “Secured Funded Debt Agreements” means collectively, the Bowater Secured Bank Documents, the BCFPI Secured Bank Documents and the ACCC Term Loan Secured Guaranty.

1.230 “Secured Funded Debt Claims” means collectively the Bowater Secured Bank Claims, the BCFPI Secured Bank Claims, and the ACCC Term Loan Secured Guaranty Claims.

1.231 “Secured Funded Debt Lenders” means collectively, the lenders and financial institutions from time to time party to the Secured Funded Debt Agreements.

1.232 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.233 “Securitization Claims” means any Claims arising under or relating to the Securitization Facility.

1.234 “Securitization Facility” means the receivables securitization facility made available to certain subsidiaries of ABH pursuant to that certain Second Amended and Restated Receivables Purchase Agreement, dated as of June 16, 2009, as amended, among Abitibi-Consolidated U.S. Funding Corp. as the seller, ACI and Abitibi Consolidated Sales Corporation as originators, Abitibi Consolidated Sales Corporation as servicer, ACI as subservicer, Citibank, N.A. as agent, and the banks named therein, and the other Transaction Documents (as defined therein).

1.235 “Securitization Order” means collectively (i) that certain Interim Order Pursuant to Sections 105, 362(d), 363(b)(I), 363(c)(2), 363(f), 363(l), 363(m), 364 (c)(1), 364(e) and 365 of the Bankruptcy Code (1) Authorizing Entry into an Amended and Restated Guaranteed Receivables Purchase Facility, (2) Authorizing the Sale of Receivables and Related Rights Pursuant to an Amended and Restated Securitization Program, (3) Authorizing ACSC to Cause Payment of Certain Fees Pursuant to the Engagement Letters, (4) Modifying the Automatic Stay, (5) Authorizing the Use of Cash Collateral, (6) Granting Superpriority Administrative Expense Claims, (7) Granting Adequate Protection, (8) Scheduling A Hearing and (9) Granting other Related Relief entered by the Bankruptcy Court on or about June 11, 2009 [Docket No. 458] and (ii) that certain Final Order Pursuant to Sections 105, 362(d), 363(b)(I), 363(c)(2), 363(f), 363(l), 363(m), 364 (c)(1), 364(e) and 365 of the Bankruptcy Code (1) Authorizing Entry into an Amended and Restated Guaranteed Receivables Purchase Facility, (2) Authorizing the Sale of Receivables and Related Rights Pursuant to an Amended and Restated Securitization Program, (3) Authorizing ACSC to Cause Payment of Certain Fees Pursuant to the Engagement Letters, (4) Modifying the Automatic Stay, (5) Authorizing the Use of Cash Collateral, (6) Granting Superpriority Administrative Expense Claims, (7) Granting Adequate Protection, (8) Scheduling A Hearing and (9) Granting other Related Relief [Docket No. 595].

1.236 “Supplement” means any supplement attached to or incorporated into this Plan, including the Plan Supplements.

1.237 “Supplement Filing Date” means the date or dates on which certain exhibits, schedules and supplements to this Plan, including the Plan Supplements, which shall be in a form reasonably acceptable to the Debtors, the Creditors Committee and the DIP Lenders shall be filed with the Bankruptcy Court, which date or dates shall be at least ten days (10) prior to the Voting Deadline.

1.238 “Term Loan Exit Financing Facility” means the senior secured term loan facility, that may take the form of a loan, high-yield notes, a bridge facility or other arrangement, to be entered into by the Reorganized Debtors and the lender(s) thereunder as contemplated in Section 6.11 of this Plan, providing for the principal terms and conditions set forth on Plan Supplement 9.

1.239 “UDAG Loan” means the 6.5% UDAG Promissory Note UDAG Loan due February 1, 2010 under which Bowater Newsprint South Operations LLC (f/k/a Newsprint South, Inc.) is the borrower.

1.240 “Unclaimed Property” means any distribution under the Plan that is unclaimed by the holder of the Allowed Claim entitled to such distribution ninety (90) days after the distribution date applicable to such distribution.

1.241 “Unsecured Claim” means a Claim that is not an Administrative Claim, a Priority Tax Claim, a Priority Non-Tax Claim, a Bowater Secured Bank Claim, a BCFPI Secured Bank Claim, an ACCC Term Loan Secured Guaranty Claim, an Other Secured Claim, a Secured Claim, a Convenience Claim, an Intercompany Claim, a Common Stock Claim or an Interest.

1.242 “Unsecured Note Claims” means all Claims arising under or relating to the Unsecured Notes, 13.75% Senior Secured Note Guaranty Claims, 15.5% Senior Note Guaranty Claims, 7.40% Revenue Bonds (2010) Loan Agreement, 7.40% Revenue Bonds (2022) Loan Agreement, 7.625% Revenue Bonds Loan Agreement and 7.75% Revenue Bonds Loan Agreement.

1.243 “Unsecured Notes” means the 6.50% Notes, 7.875% Senior Notes, 7.95% Notes, 8.0% Convertible Notes, 9.00% Debentures, 9.375% Debentures, 9.50% Debentures, 10.26% Senior Notes (Series D), 10.50% Senior Notes (Series B), 10.60% Senior Notes (Series C), 10.625% Senior Notes (Series A), 10.85% Debentures, Floating Rate Notes (2010) and UDAG Loan.

1.244 “U.S. Pension Plans” means the single-employer defined benefit plans indicated on Plan Supplement 7A.

1.245 “U.S. Plan Sponsors” has the meaning set forth in Section 6.10 of this Plan.

1.246 “Voting Deadline” means the date set in an order of the Bankruptcy Court as the deadline for the return of Ballots accepting or rejecting this Plan.

B. Interpretation. For purposes of this Plan: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, will include both the singular and the plural; (b) unless otherwise provided in this Plan, any reference in this Plan to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that such document will be substantially in such form or substantially on such terms and conditions; (c) unless otherwise provided in this Plan, any reference in this Plan to an existing document or exhibit means such document or exhibit, as it may have been or may be amended, modified or supplemented pursuant to this Plan; (d) unless otherwise specified herein, any reference to a Person as a holder of a Claim includes that Person’s successors, assigns and affiliates; (e) unless otherwise specified, all references in this Plan to sections, Articles, schedules, Supplements and Exhibits are references to sections, Articles, schedules, Supplements and Exhibits of or to this Plan; (f) the words “herein”, “hereof” and “hereto” refer to this Plan in its entirety rather than to a particular portion of this Plan; (g) captions and headings to Articles and sections are inserted for convenience of reference only and are not intended to be part of or to affect the interpretation of this Plan; and (h) the rules of construction set forth in section 102 of the Bankruptcy Code will apply.

C. Computation of Time. In computing any period of time prescribed or allowed by this Plan, the provisions of Bankruptcy Rule 9006(a) will apply.

D. Currency Denomination. All references in this Plan to monetary figures shall refer to currency of the United States of America unless otherwise indicated.

ARTICLE II

CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

A. General Rules.

2.1 Classification. Pursuant to sections 1122 and 1123 of the Bankruptcy Code, the following designates the Classes of Claims and Interests under this Plan. A Claim or Interest is in a particular Class for purposes of voting on, and of receiving distributions pursuant to, this Plan only to the extent that such Claim or Interest is an Allowed Claim or Interest in that Class and such Claim or Interest has not been paid, released or otherwise settled prior to the Effective Date. A Claim or Interest shall be deemed classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class, and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Interest qualifies within the description of such different Class. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims have not been classified, although the treatment for such Claims is set forth below.

2.2 Separate Plans. The Plan does not provide for substantive consolidation of the Estates. Subject to Section 9.1 of this Plan, Claims that are asserted against multiple Debtors shall be treated as separate Claims against each applicable Debtor. The Plan also provides for rights of subrogation and contribution among each Debtor, as applicable, with respect to recoveries on Secured Funded Debt Claims. The aggregate recovery on an Allowed Claim from all sources, including distributions under this Plan, the CCAA Plan or a combination of both, regardless of whether on account of a theory of primary or secondary liability, by reason of guarantee, indemnity agreement, joint and several obligations or otherwise, shall not exceed 100% of the face amount of the underlying Allowed Claim.

B. Unclassified Claims.

2.3 Administrative Claims.

(a) General. Subject to the provisions of Article IV of this Plan and unless otherwise agreed by the holder of an Allowed Administrative Claim (in which event such other agreement shall govern), each holder of an Allowed Administrative Claim shall be paid in full in Cash (i) at the sole option of the Debtors (before the Effective Date) or the Reorganized Debtors (on or after the Effective Date), (a) in the ordinary course of business as the Claim becomes due and owing or (b) on the Initial Distribution Date, or (ii) on such other date as the Bankruptcy Court may order; provided, however, any payment proposed to be made pursuant to subsection (i) above in the aggregate amount of $500,000 or greater, that does not relate to an Allowed Administrative Claim incurred in the ordinary course of business, shall not be paid without the prior consent of the Creditors Committee, such consent not to be unreasonably withheld.

(b) No Double Payment of Administrative Claims. To the extent that an Administrative Claim is Allowed against the Estate of more than one Debtor, there shall be only a single recovery on account of such Allowed Administrative Claim. In addition, to the extent that any obligation that would otherwise constitute an Administrative Claim is paid as a CCAA Charge in the CCAA Proceedings, the payment of such CCAA Charge in the CCAA Proceedings shall be the only payment to be made on account of such Administrative Claim in the Chapter 11 Cases and the CCAA Proceedings.

2.4 Priority Tax Claims. Unless otherwise agreed to by the holder of an Allowed Priority Tax Claim (in which event such other agreement shall govern), each holder of an Allowed Priority Tax Claim shall receive, at the sole option of the Reorganized Debtors, (a) Cash in an amount equal to such Allowed Priority Tax Claim on the later of the Effective Date and the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, or as soon thereafter as is practicable, but no later than thirty (30) days after the Effective Date, or (b) through equal annual installment payments in Cash (i) of a total value, as of the Effective Date of the Plan, equal to the allowed amount of such Claim; (ii) over a period ending not later than 5 years after the Petition Date; and (iii) in a manner not less favorable than the most favored nonpriority unsecured claim provided for by the Plan. All Allowed Priority Tax Claims against any of the Debtors that are not due and payable on the Effective Date shall be paid in the ordinary course of business by the Reorganized Debtors in accordance with the applicable non-bankruptcy law governing such Claims.

2.5 DIP Facility Claims. On the Effective Date, if not previously repaid in full, all DIP Facility Claims shall be paid in full in Cash, or otherwise satisfied in a manner acceptable to the DIP Agent and each DIP Lender.

2.6 Securitization Claims. On the Effective Date, all outstanding receivables interests purchased under the Securitization Facility will be repurchased in Cash for a price equal to the par amount thereof plus accrued yield and fees and servicing fees payable under the Securitization Facility, and any unpaid fees and expenses or other amounts payable under the Securitization Facility, whether by a Debtor or an affiliate of the Debtors, if any, and any

Securitization Claims shall be paid in full in Cash. On the Effective Date, after all such receivables interests are repurchased and all such payments are made, the Securitization Facility shall be terminated, and all Securitization Claims and any claims against, or obligations of, Abitibi-Consolidated U.S. Funding Corp. arising under the Securitization Facility or under the Securitization Order shall be deemed fully satisfied and released.

2.7 Adequate Protection Claims. On the Effective Date, Adequate Protection Claims shall be deemed satisfied in full by all interest payments and professional fee payments made by the applicable Debtors pursuant to, and in accordance with, the DIP Facility Order and the Securitization Order (as applicable).

C. Classified Claims and Interests.

2.8 Class 1 – Priority Non-Tax Claims.

(a) Classification. Classes 1A through 1HH (collectively, the “Class 1 Claims”), as set forth on Exhibit B1, consist of all Priority Non-Tax Claims.

(b) Allowance. Class 1 Claims shall be allowed or disallowed in accordance with Article IV of this Plan and applicable provisions of the Bankruptcy Code and Bankruptcy Rules.

(c) Treatment. Unless otherwise agreed to by the holder of an Allowed Priority Non-Tax Claim (in which event such agreement shall govern), each holder of an Allowed Class 1 Claim, in full satisfaction of such Claim, shall be paid in full in Cash on the later of the Initial Distribution Date and a date that is as soon as practicable after the date upon which such Claim becomes an Allowed Priority Non-Tax Claim.

(d) Impairment and Voting. Class 1 Claims are unimpaired and the holders thereof are not entitled to vote on this Plan.

2.9 Class 2 – Bowater Secured Bank Claims.

(a) Classification. Class 2A through 2G (collectively, the “Class 2 Claims”), as set forth on Exhibit B2, consist of all Bowater Secured Bank Claims.

(b) Allowance. Class 2 Claims shall be Allowed Claims pursuant to this Plan in the amount set forth on Exhibit B2, and shall be entitled to the distributions set forth herein. For the avoidance of doubt, any prepayment penalty or premium or any extra-contractual amount provided for in the Bowater Secured Bank Claims shall not be Allowed.

(c) Treatment. Holders of Class 2 Claims, in full satisfaction of such Claims (other than Claims in respect of Bowater Secured Bank Letters of Credit), shall (i) be paid in full in Cash on, or as soon as practicable after but in any event, not later than five (5) business days after, the Effective Date, or (ii) receive such treatment as otherwise agreed to by the Debtors and the holders of such Claims. In addition, in full satisfaction of Claims in respect of Bowater Secured Bank Letters of Credit, holders of Class 2 Claims shall receive on, or as soon as practicable after, the Effective Date, replacement letters of credit, “back up” letters of credit or cash collateral, in each case in the aggregate face amount of the Bowater Secured Bank Letters of Credit, or treatment on such other terms as the Debtors and holders of such Claims may agree; provided, however, that any “back up” letters of credit provided hereunder must be issued by financial institutions that are reasonably satisfactory to the Debtor or Reorganized Debtors, and the Secured Funded Debt Lenders. In no event shall holders of Class 2 Claims receive aggregate distributions on account of Class 2 Claims under this Plan or the CCAA Plan in excess of the Allowed amount of the Bowater Secured Bank Claims.

(d) Impairment and Voting. Class 2 Claims are unimpaired and the holders thereof are not entitled to vote on this Plan.

2.10 Class 3 – BCFPI Secured Bank Claims.

(a) Classification. Class 3A through 3G (collectively, the “Class 3 Claims”), as set forth on Exhibit B3, consist of all BCFPI Secured Bank Claims.

(b) Allowance. Class 3 Claims shall be Allowed Claims pursuant to this Plan in the amount set forth on Exhibit B3, and shall be entitled to the distributions set forth herein. For the avoidance of doubt, any prepayment penalty or premium or any extra-contractual amount provided for in the BCFPI Secured Bank Claims shall not be allowed.

(c) Treatment. Holders of Class 3 Claims, in full satisfaction of such Claims (other than Claims in respect of BCFPI Secured Bank Letters of Credit), shall (i) be paid in full in Cash on, or as soon as practicable after, the Effective Date and in the currency as set forth in paragraph L(viii) of the Final DIP Order, or (ii) receive such treatment as otherwise agreed to by the Debtors and the holders of such Claims. In addition, in full satisfaction of Claims in respect of BCFPI Secured Bank Letters of Credit, holders of Class 3 Claims shall receive on, or as soon as practicable after, the Effective Date, replacement letters of credit or cash collateral, in the case of replacement letters of credit, in the aggregate face amount of the BCFPI Secured Bank Letters of Credit and in the case of cash collateral, in an amount sufficient to cover all fees for the term of each BCFPI Secured Bank Loan Claim and in the currency of such BCFPI Secured Bank Loan Claim, or treatment on such other terms as to which the Debtors and holders of such Claims may agree. In no event shall holders of Class 3 Claims receive aggregate distributions on account of such Class 3 Claims under this Plan or the CCAA Plan in excess of the Allowed amount of the BCFPI Secured Bank Claims.

(d) Impairment and Voting. Class 3 Claims are unimpaired and the holders thereof are not entitled to vote on this Plan.

2.11 Class 4 – ACCC Term Loan Secured Guaranty Claims.

(a) Classification. Classes 4A through 4G (collectively, the “Class 4 Claims”), as set forth on Exhibit B4, consist of all ACCC Term Loan Secured Guaranty Claims.

(b) Allowance. Class 4 Claims shall be Allowed Claims pursuant to this Plan in the amount set forth on Exhibit B4, and shall be entitled to the distributions set forth herein. For the avoidance of doubt, any prepayment penalty or premium or any extra-contractual amount provided for in the ACCC Term Loan Secured Guaranty Claims shall not be allowed.

(c) Treatment. Holders of Class 4 Claims, in full satisfaction of such Claims, shall (i) be paid in full in Cash, pursuant to this Plan and the CCAA Plan, on, or as soon as practicable after, the Effective Date, or (ii) receive such treatment as otherwise agreed by the Debtors and the holders of such Claims; provided, however, that holders of Class 4 Claims shall not receive aggregate distributions on account of such Class 4 Claims under this Plan or the CCAA Plan in excess of the Allowed amount of the ACCC Term Loan Claims.

(d) Impairment and Voting. Class 4 Claims are unimpaired and the holders thereof are not entitled to vote on this Plan.

2.12 Class 5 – Other Secured Claims.

(a) Classification. Classes 5A through 5HH (collectively, the “Class 5 Claims”), as set forth on Exhibit B5, consist of all Other Secured Claims.

(b) Allowance. Class 5 Claims shall be allowed or disallowed to the extent permitted by section 506 of the Bankruptcy Code and other applicable provisions of the Bankruptcy Code and Bankruptcy Rules in accordance with Article IV of this Plan. For the avoidance of doubt, any prepayment penalty or premium or any extra-contractual amount provided for in the Other Secured Claims shall not be allowed.

(c) Treatment. Each holder of an Allowed Class 5 Claim shall, in full satisfaction of such Claim, at the sole option of the Debtors, be (i) paid in full in Cash on the Initial Distribution Date, (ii) reinstated according to the terms of the relevant instrument, (iii) paid on such other terms as the Debtors and the holder of such Claim may agree, or (iv) satisfied through the surrender by the applicable Debtors of the collateral securing the Claim to the holder thereof.

(d) Impairment and Voting. Class 5 Claims are unimpaired and the holders thereof are not entitled to vote on this Plan.

2.13 Class 6 – Unsecured Claims.

(a) Classification. Classes 6A through 6HH (collectively, the “Class 6 Claims”), as set forth on Exhibit B6, consist of all Unsecured Claims.

(b) Allowance. Subject to Section 9.1 of this Plan, Class 6 Claims shall be allowed or disallowed in accordance with Article IV of this Plan and applicable provisions of the Bankruptcy Code and Bankruptcy Rules; provided, however, that the Unsecured Note Claims set forth on Exhibit B6 shall be Allowed Class 6 Claims in the amount set forth, and against the applicable Debtor(s) identified, in Exhibit B6.

(c) Treatment. Each holder of an Allowed Class 6 Claim shall, in full satisfaction of such Claim, (i) receive its Pro Rata share of the number of shares of New ABH Common Stock allocated to the Debtor against which such Claim is Allowed as set forth in Exhibit B6 attached hereto, subject to Dilution; and (ii) to the extent eligible, be entitled to participate in the portion of the Rights Offering allocated to the Debtor against which such Claim is Allowed based on the allocations of New ABH Common Stock allocated to such Debtor as set forth in Exhibit B6 attached hereto. In no event shall holders of Class 6 Claims for which more than one Debtor or CCAA Debtor is liable (including the 13.75% Senior Secured Note Guaranty Claims and the 15.5% Senior Note Guaranty Claims) receive aggregate distributions on account of such Class 6 Claims under this Plan or the CCAA Plan in excess of the Allowed amount of such Class 6 Claims.

(d) Impairment and Voting. Class 6 Claims are impaired and the holders thereof are entitled to vote on this Plan.

2.14 Class 7 – Convenience Claims.

(a) Classification. Classes 7A through 7HH (collectively, the “Class 7 Claims”), as set forth on Exhibit B7, consist of all Convenience Claims.

(b) Allowance. Class 7 Claims shall be allowed or disallowed in accordance with Article IV of this Plan and applicable provisions of the Bankruptcy Code and Bankruptcy Rules.

(c) Treatment. Each holder of an Allowed Class 7 Claim shall, in full satisfaction of such Claim, be paid in Cash in an amount equal to the lesser of 50% of (i) $5,000 or (ii) the amount of its Allowed Class 7 Claim; provided, however, that if the holders of Class 7 Claims against any Debtor do not accept the Plan by the requisite majorities set forth in section 1126(c) of the Bankruptcy Code, then the holders of Allowed Convenience Claims for such Debtor shall be treated as holders of Class 6 Claims against such Debtor, and shall be treated in accordance with Section 2.13 of this Plan.

(d) Impairment and Voting. Class 7 Claims are impaired and the holders thereof are entitled to vote on this Plan.

2.15 Class 8 – Intercompany Claims and Intercompany Interests.

(a) Classification. Class 8 consists of all Intercompany Claims and Intercompany Interests (collectively, the “Class 8 Claims and Interests”).

(b) Allowance. Subject to Sections 6.2, 6.3 and 6.17 of this Plan, and except as otherwise ordered by the Bankruptcy Court with respect to a particular Intercompany Claim or Intercompany Interest, on the Effective Date, at the option of the Debtors or the Reorganized Debtors, the Intercompany Claims shall either be (a) Reinstated, in full or in part, and treated in the ordinary course of business, or (b) cancelled and discharged, in full or in part; provided, however, that any election by the Debtors or the Reorganized Debtors hereunder shall not impact any recoveries under this Plan.

(c) Treatment. Unless otherwise ordered by the Bankruptcy Court with respect to a particular Intercompany Claim or Intercompany Interest, and subject to Sections 6.2, 6.3 and 6.17 hereof, holders of Intercompany Claims and Intercompany Interests shall not receive or retain any property on account of such Intercompany Claims and Interests to the extent such claim is cancelled and discharged as provided in Section 2.15(b).

(d) Impairment and Voting. Class 8 Claims and Interests are impaired, shall be deemed to accept this Plan and shall not vote on this Plan.

2.16 Class 9 – Common Stock Claims and Interests.

(a) Classification. Classes 9A through 9HH (collectively, the “Class 9 Claims and Interests”) consist of all Common Stock Claims and Interests.

(b) Treatment. Common Stock Claims and Interests shall be cancelled, and the holders of Common Stock Claims and Interests shall not be entitled to receive or retain any property on account of such Claims and Interests.

(c) Impairment and Voting. Class 9 Claims and Interests are impaired and deemed to reject the Plan, and the holders thereof are not entitled to vote to accept or reject the Plan.

2.17 Limits on Certain Distributions. No agreements for the treatment of Claims permitted in Section 2.3 through and including Section 2.12 (if any) shall provide for distributions of New ABH Common Stock to holders of Claims in such sections. For the avoidance of doubt, no distributions of New ABH Common Stock shall be made on account of Administrative Claims, Priority Tax Claims, DIP Facility Claims, Securitization Claims, Adequate Protection Claims and Claims in Class 1, Class 2, Class 3, Class 4 and Class 5.

2.18 [Preservation of Indemnification Rights. The treatment and classification of Claims by present or former officers or directors of the Debtors for indemnification or contribution arising out of actions or conduct which occurred prior to the Petition Date, as well as any exclusions from the Plan releases relating thereto, remains unresolved and to be negotiated with the Creditors Committee.]

2.19 Preservation of Subordination Rights.

(a) Nothing contained in this Plan shall be deemed to modify, impair, terminate or otherwise affect in any way the rights of any entity (as that term is defined in section 101(15) of the Bankruptcy Code) under section 510(a) of the Bankruptcy Code, and all such rights are expressly preserved under this Plan. The treatment set forth in this Article II and the distributions to the various Classes of Claims hereunder shall not affect the right of any Person to levy, garnish, attach, or employ any other legal process with respect to such distributions by reason of any claimed subordination rights or otherwise. All such rights and any agreements relating thereto shall remain in full force and effect, except as otherwise expressly compromised and settled pursuant to the Plan.

(b) Distributions shall be subject to and modified by any Final Order directing distributions other than as provided in the Plan. The right of the Debtors or any other entity to seek subordination of any Claim pursuant to section 510 of the Bankruptcy Code is fully reserved except as set forth in Article VIII below, and the treatment afforded any Claim that becomes a subordinated Claim at any time shall be modified to reflect such subordination. Unless the Confirmation Order provides otherwise, no distribution shall be made to the holder of a subordinated Claim on account of such claim until the rights or the holders of Claims senior to such Claim have been satisfied.

ARTICLE III

VOTING AND DISTRIBUTIONS

3.1 Voting of Claims. Each holder of an Allowed Claim in an impaired Class of Claims that is entitled to vote on the Plan pursuant to Article II of this Plan shall be entitled to vote separately to accept or reject the Plan as provided in such order as is entered by the Bankruptcy Court establishing procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan, or any other order or orders of the Bankruptcy Court.

(a) Non-Consensual Confirmation. If at least one (1) Class of Claims or Interests that is Impaired under the Plan votes to reject the Plan or is deemed to reject the Plan, the Debtors may seek to have the Court confirm the Plan under section 1129(b) of the Bankruptcy Code.

(b) Deemed Acceptance if No Votes Cast. If no holders of Claims or Interests eligible to vote in a particular Class vote to accept or reject the Plan, the Plan shall be deemed accepted by the holders of such Claims or Interests in such Class.

(c) Elimination of Vacant Classes. Any Class of Claims or Interests that does not have a holder of an Allowed Claim or Allowed Interest or a Claim or Interest temporarily Allowed by the Bankruptcy Court as of the date of the Confirmation Hearing shall be deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

(d) Votes Regarding Cross-Border Debtors. The Cross-Border Claims Voting Protocol shall govern the voting of claims regarding the Cross-Border Debtors.

3.2 Distributions to Secured Funded Debt Claims. Distributions under this Plan to holders of Secured Funded Debt Claims in Classes 2 through 4 shall be made to the applicable Secured Funded Debt Administrative Agent and shall be distributed by the Secured Funded Debt Administrative Agents to the applicable Secured Funded Debt Lenders, in accordance with the terms of the applicable Secured Funded Debt Agreements, in satisfaction of all amounts owing by the Debtors and the CCAA Debtors under the Secured Funded Debt Agreements as of the Effective Date. Distributions of Cash to holders of Claims in Classes 2 through 4 shall be made based on the amount of such Claims held by such holders as set forth in the books and records of the Secured Funded Debt Administrative Agents as of the close of business on the Confirmation Date, and in accordance with the Secured Funded Debt Agreements, after giving effect to payments made prior to the Effective Date in satisfaction of Adequate Protection Claims arising under the DIP Facility Order and the Securitization Order, as applicable.

3.3 Distributions to Holders of Allowed Convenience Class Claims. Subject to Section 4.4, on the Effective Date, or as soon as practicable thereafter, Reorganized ABH shall deliver to the Disbursing Agent for distribution on behalf of the Debtors to holders of Allowed Convenience Claims, Cash in an amount sufficient to make distributions in accordance with Article II of this Plan. Thereafter, the Disbursing Agent shall distribute to the holder of a Disputed Claim that becomes an Allowed Convenience Claim the Cash to which such holder is then entitled under the Plan (i) as soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing such Disputed Claim, in whole or in part, becomes a Final Order, (ii) at the next applicable Interim Distribution Date, or (iii) at such other time as is reasonably practicable under the circumstances, but in any event, no later than the Final Distribution Date.

3.4 Distributions to Holders of Unsecured Note Claims. The Indenture Trustees for each series of Unsecured Notes shall be deemed to be the holders of all Unsecured Note Claims, as applicable, for purposes of distributions to be made hereunder, and all distributions on account of such Unsecured Note Claims, shall be made to or on behalf of the applicable Indenture Trustees. The Debtors or Reorganized Debtors, or other agent selected by the Debtors or Reorganized Debtors, shall fulfill the role of the indenture trustee for holders of 10.26% Senior Notes (Series D), 10.50% Senior Notes (Series B), 10.60% Senior Notes (Series C), and 10.625% Senior Notes (Series A) (the “Series A-D Notes”). Each Indenture Trustee shall hold or direct such distributions for the benefit of the holders of Allowed Unsecured Note Claims, as applicable, in accordance with the terms of the applicable indenture. As soon as practicable following compliance with the requirements set forth in Section 6.16 of this Plan, the Indenture Trustee shall (a) arrange to deliver such distributions to or on behalf of such holders of Allowed Unsecured Note Claims, (b) retain, and if necessary, exercise their charging liens against any such distributions, and (c) seek compensation and reimbursement for any fees and expenses incurred in making such distributions.

3.5 Distributions to Holders of Allowed Unsecured Claims Other than Unsecured Note Claims.

(a) The Disbursing Agent shall make distributions of New ABH Common Stock to holders of Allowed Claims in Class 6, other than holders of Unsecured Note Claims, as follows:

(i) On the Initial Distribution Date, the Disbursing Agent shall distribute the New ABH Common Stock allocable to such Allowed Unsecured Claims as of the Distribution Record Date to the Indenture Trustees and holders of Allowed Unsecured Claims, as applicable.

(ii) On any Interim Distribution Date, the Disbursing Agent shall make interim distributions of New ABH Common Stock to Indenture Trustees and holders of Allowed Claims in Class 6, as applicable, pursuant to and consistent with Section 4.4 of this Plan.

(iii) On the Final Distribution Date, the Disbursing Agent shall make the balance of all distributions to Indenture Trustees and holders of Allowed Claims in Class 6 as applicable and as required under this Plan.

(b) Notwithstanding any other provision of this Plan, all distributions to holders of Unsecured Note Claims shall be made in accordance with the terms of this Plan and the applicable Indenture.

3.6 Miscellaneous Distribution Provisions.

(a) Distribution Record Date. All Distributions on account of Allowed Claims shall be made to the Record Holders of such Claims. As of the close of business of the Distribution Record Date, the Claims register maintained by the Claims and Noticing Agent shall be closed, and there shall be no further changes regarding the Record Holder of any Claim. The Reorganized Debtors, the Indenture Trustees, the Secured Funded Debt Administrative Agents and any Disbursing Agents shall have no obligation to recognize any transfer of any Claim occurring after the Distribution Record Date. The Reorganized Debtors shall instead be entitled to recognize and deal for all purposes under this Plan with the Record Holders as of the Distribution Record Date. As of the close of business on the Distribution Record Date, the transfer ledgers for the Indenture Trustees and the Secured Funded Debt Administrative Agents shall be deemed closed, the Indenture Trustees and the Secured Funded Debt Administrative Agents may take whatever action is necessary to close the transfer ledgers and there shall be no further transfers or changes in the Record Holders of such securities in such transfer ledgers; provided, however, that with respect to Allowed Unsecured Note Claims, further distributions on account of such Claims by the Indenture Trustees to the record holders of the Unsecured Note Claims shall be accomplished in accordance with the respective Indentures and the policies and procedures of DTCC or such other securities depository or custodian thereof. PLEASE NOTE THAT IF YOU ACQUIRE A CLAIM FOLLOWING THE DISTRIBUTION RECORD DATE, YOU WILL NOT RECEIVE A DISTRIBUTION FROM THE DEBTORS OR THE REORGANIZED DEBTORS ON ACCOUNT OF SUCH CLAIM. IN ADDITION, IF YOU SELL OR TRANSFER YOUR CLAIM BEFORE THE DISTRIBUTION RECORD DATE, YOU WILL NOT RECEIVE A DISTRIBUTION ON ACCOUNT OF SUCH CLAIM.

(b) No Interest. Except as specifically provided for in this Plan, no Claims (including Administrative Claims), Allowed or otherwise, shall be entitled, under any circumstances, to receive any interest on such Claim.

(c) Foreign Currency Exchange Rate. Except as specifically provided for in this Plan or an order of the Bankruptcy Court, as of the Effective Date, any Claim asserted in currency other than U.S. dollars shall be automatically deemed converted to the equivalent U.S. dollar value using the Bank of Canada’s noon spot rate as of the Petition Date (CDN$1 – US$0.8290) for all purposes under this Plan, including voting, allowance and distribution.

(d) Fractional Plan Securities and De Minimis Distributions. Notwithstanding any other provision of this Plan, only whole numbers of shares of New ABH Common Stock shall be issued. When any distribution on account of an Allowed Claim would otherwise result in the issuance of a number of shares of New ABH Common Stock that is not a whole number, the actual distribution of such shares shall be rounded to the next higher or lower whole number of shares as follows: (i) fractions equal to or greater than  1/2 shall be rounded to the next higher whole number; and (ii) fractions less than  1/2 shall be rounded to the next lower number. No consideration shall be provided in lieu of fractional shares that are rounded down.

The Debtors or the Reorganized Debtors, as the case may be, shall not be required to, but may in their sole and absolute discretion, make Cash distributions to any holder of a Claim in an amount less than $10. In addition, the Debtors and the Reorganized Debtors shall not be required to, but may in their sole and absolute discretion, make any payment on account of any Claim in the event that the costs of making such payment exceeds the amount of such payment.

(e) Fractional Cents. Any other provision of this Plan notwithstanding, no payment of fractional cents will be made. Whenever any payment of a fraction of a cent would otherwise be called for, the actual payment shall reflect a rounding down of such fraction to the nearest whole cent.

(f) Distributions on Non-Business Days. Any payment or distribution due on a day other than a Business Day shall be made, without interest, on the next Business Day.

(g) No Distribution in Excess of Allowed Amount of Claim. Notwithstanding anything to the contrary herein, if any portion of a Claim is a Disputed Claim, no payment or distribution provided hereunder shall be made on account of the portion of such Claim that is a Disputed Claim unless and until such Disputed Claim becomes an Allowed Claim, but the payment or distribution provided hereunder shall be made on account of the portion of such Claim that is an Allowed Claim.

(h) Disputed Payments. If any dispute arises as to the identity of the holder of an Allowed Claim entitled to receive any distribution under this Plan, the Reorganized Debtors may retain such distribution until its disposition is determined by a Final Order or written agreement among the interested parties to such dispute.

(i) Unclaimed Property. Holders of Allowed Claims to Unclaimed Property shall cease to be entitled thereto, and such Unclaimed Property shall revert to the Reorganized Debtors.

(j) Voting of ABH New Common Stock. ABH New Common Stock that is Unclaimed Property or reserved for Disputed Claims shall be voted by the Disbursing Agent at any meeting of the stockholders of Reorganized ABH in an equal proportion to the votes of other stockholders.

(k) Post-Consummation Effect of Evidence of Claims or Interests. Notes, stock certificates and other evidence of Claims against or Interests in the Debtors shall, effective on the Effective Date, represent only the right to participate in the distributions contemplated by this Plan and shall not be valid or effective for any other purpose.

(l) Setoffs and Recoupment. The Reorganized Debtors may, but shall not be required to, setoff or recoup against any Allowed Claim and the distributions to be made pursuant to this Plan on account of such Claim, claims of any nature that the Debtors or Reorganized Debtors may have against the holder of such Allowed Claim; provided, however, that neither the failure to effect such a setoff or recoupment nor the allowance of any Claim against the Debtors or the Reorganized Debtors shall constitute a waiver or release by the Debtors or the Reorganized Debtors of any setoff or recoupment claim that the Debtors or the Reorganized Debtors may possess against such holder.

(m) Compliance with Tax Requirements. In connection with this Plan, to the extent applicable, the Reorganized Debtors shall comply with all tax withholding and reporting requirements imposed on them by any governmental unit, and all distributions pursuant to this Plan that may be necessary or appropriate to comply with such withholding and reporting requirements. Notwithstanding any other provision of this Plan, each Person that has received any distribution pursuant to this Plan shall have sole and exclusive responsibility for the satisfaction and payment of any tax obligation imposed by any governmental unit, including income, withholding and other tax obligations, on account of such distribution.

ARTICLE IV

PROCEDURES FOR DETERMINATION OF CLAIMS AND INTERESTS

4.1 Bar Date for Certain Administrative Claims. All applications for final allowance of Fee Claims, and all other requests for the payment of Administrative Claims (other than Ordinary Course Administrative Claims), must be filed with the Bankruptcy Court and served on the Reorganized Debtors and their counsel at the addresses set forth in Section 10.14 of this Plan not later than thirty (30) days after the Effective Date, unless otherwise ordered by the Bankruptcy Court. Any request for the payment of an Administrative Claim that is not timely filed and served shall be discharged and forever barred and the holder of such Administrative Claim shall be enjoined from commencing or continuing any action, process, or act to collect, offset or recover such Claim. The Debtors and the Reorganized Debtors shall have sole responsibility for filing objections to and resolving all requests for the allowance of Administrative Claims; provided, however, the Creditors Committee (or the Post-Effective Date Claims Agent, as applicable) shall have the right to file an objection to any Fee Claims asserted by Professionals retained on behalf of the Debtors.

4.2 Objections To Claims. Objections to any Claim filed by any party other than the Debtors (other than Administrative Claims governed by Section 4.1 of this Plan) or the Post-Effective Date Claims Agent must be filed no later than twenty (20) days before the Effective Date. To the extent any property is distributed to a Person on account of a Claim that is not an Allowed Claim, such property shall be held in trust for and shall promptly be returned to the Reorganized Debtors.

4.3 Post-Effective Date Claims Agent and Authority to Prosecute Objections. [This Section 4.3 remains subject to resolution of the issues identified in Section 2.18 of this Plan. Notwithstanding anything to the contrary contained below, the Debtors and the Creditors Committee continue to negotiate the Causes of Action included or excluded from the Post-Effective Date Claims Agent Avoidance Actions and Section 510 Actions described below.]

(a) [            ], as selected by the Creditors Committee and subject to the Debtors’ reasonable consent, shall act as the agent for the Estates (the “Post-Effective Date Claims Agent”) in evaluating and prosecuting (i) objections to Disputed Claims in Classes 1, 5 and 6 that (A) are Filed in an amount of $75,000 or more and are not listed on the Schedules or (B) as to which the variance between (1) the amount of such Claim as Filed and (2) the liquidated, non-contingent and undisputed amount for which such Claim is listed on the Schedules is $75,000 or more (subparts (1) and (2) together, the “Disputed Claims Pool”) and (ii) Avoidance Actions to recover any alleged transfers made to any entity that received payments or transfers during the applicable “look back” period (the “Post-Effective Date Claims Agent Avoidance Actions”) and (iii) actions brought pursuant to section 510(b) or (c) of the Bankruptcy Code (the “Section 510 Actions”).

(b) The Post-Effective Date Claims Agent’s compensation shall be approved by the Debtors and the Creditors Committee prior to the Effective Date. Any adjustment in the Post-Effective Date Claims Agent’s compensation shall be subject to the approval of the Reorganized Debtors but may not be adjusted downward prior to the second anniversary of the Effective Date; provided, however, that the Post-Effective Date Claims Agent shall be entitled to such compensation only up to and through the earlier to occur of (x) the date on which all Disputed Claims in the Disputed Claims Pool and all Post-Effective Date Claims Agent Avoidance Actions have been resolved or adjudicated pursuant to a Final Order and (y) the date on which such Post-Effective Date Claims Agent resigns, terminates his or her engagement as Post-Effective Date Claims Agent or is removed pursuant to Section 4.3(e).

(c) Subject to the terms and provisions of this Section 4.3 and except as otherwise set forth in this subsection or Section 4.3(d), the Post-Effective Date Claims Agent shall be authorized and empowered to evaluate, make, file, prosecute, settle and abandon objections to (i) any Disputed Claims in the Disputed Claims Pool, (ii) any Post-Effective Date Claims Agent Avoidance Actions and (iii) any Section 510 Actions; provided, however, that the resolution of all Claims against the Cross-Border Debtors remain subject to the Cross-Border Claims Reconciliation Protocol and the Post-Effective Date Claims Agent shall have the rights and duties of the Creditors Committee under the Cross-Border Claims Reconciliation Protocol. The Post-Effective Date Claims Agent shall be entitled to retain counsel and other advisors to exercise the foregoing rights and duties (the “Claims Agent Professionals”). The Claims Agent Professionals, as well as the terms of their employment, shall be reasonably satisfactory to the Post-Effective Date Claims Agent and the Reorganized Debtors. The Reorganized Debtors shall pay all reasonable and documented fees and expenses of the Claims Agent Professionals (the “Claims Agent Professionals’ Fee and Expense Claims”) on a monthly basis, provided, however, that the Reorganized Debtors may dispute any portion of a Claims Agent Professionals’ Fee and Expense Claim (a “Disputed Claims Agent Professionals’ Fee and Expense Claim”), in which case (x) the Reorganized Debtors shall pay the portion of the Claims Agent Professionals’ Fee and Expense Claim that is not specifically disputed, and (y) in the absence of a consensual resolution of the Disputed Claims Agent Professionals’ Fee and Expense Claim, the Reorganized Debtors or the applicable Claims Agent Professionals shall submit the Disputed Claims Agent Professionals’ Fee and Expense Claim to the Bankruptcy Court for adjudication.

(d) On or before the Effective Date, the Debtors shall deposit $750,000, or such other amount as reasonably agreed to by the Debtors and the Creditors Committee, into an account designated by and held in the name of the Post-Effective Date Claims Agent (the “Post-Effective Date Claims Agent Fund”), which amounts shall be used by the Post-Effective Date Claims Agent from and after (but not for services rendered or costs or expenses incurred before) the Effective Date to perform its duties and responsibilities set forth above (other than for the payment of the Claims Agent Professionals, who shall be paid by the Reorganized Debtors as provided in Section 4.3(c)). If, subsequent to the initial funding of the Post-Effective Date Claims Agent Fund, the Post-Effective Date Claims Agent determines that the amount then held in the Post-Effective Date Claims Agent Fund is insufficient for it to conclude the performance of its duties under this Section 4.3, it shall notify the Reorganized Debtors, and they shall meet together in good faith to determine what, if any, additional amounts should be deposited by the Reorganized Debtors into the Post-Effective Date Claims Agent Fund. The Reorganized Debtors shall determine the amount of subsequent funding of the Post-Effective Date Claims Agent Fund.

(e) In the event that the Post-Effective Date Claims Agent resigns or otherwise terminates its service in such capacity prior to the resolution or adjudication of all Disputed Claims in the Disputed Claims Pool, the Reorganized Debtors shall designate a successor Post-Effective Date Claims Agent (which shall be vested with all of the rights and powers set forth in this Section 4.3). The Reorganized Debtors shall provide the Post-Effective Date Claims Agent (or any successor Post-Effective Date Claims Agent) with reasonable access to the Debtors’ books and records and personnel during normal business hours upon reasonable prior notice, and the Reorganized Debtors shall take commercially reasonable steps to cooperate with the Post-Effective Date Claims Agent in the performance of its duties under this Section 4.3. In the event of any dispute regarding the conduct of, or exercise of the duties of, the Post-Effective Date Claims Agent or the Claims Agent Professionals, the Reorganized Debtors may submit such dispute to the Bankruptcy Court, provided, however, that the Post-Effective Date Claims Agent may only be removed for gross negligence, willful misconduct or fraud.

(f) After the Effective Date, except as provided in Sections 4.3(a) and 4.3(c) above or otherwise in the Plan, only the Post-Effective Date Claims Agent shall have the authority to file, prosecute, settle, compromise, withdraw or litigate to judgment objections to Disputed Claims in the Disputed Claims Pool, Post-Effective Date Claims Agent Avoidance Actions and Section 510 Actions. Before bringing any (i) objections to Disputed Claims in the Disputed Claims Pool; (ii) Post-Effective Date Claims Agent Avoidance Actions other than Post-Effective Date Claims Agent Avoidance Actions brought solely for purposes of section 502(d) of the Bankruptcy Code; or (iii) Section 510 Actions, in each case with respect to a party with a current contractual or supplier relationship with the Debtors, a then current employee of the Reorganized Debtors, or then current officer or director of the Company, the Post-Effective Date Claims Agent shall consult with the Reorganized Debtors (or the Reorganized Debtors’ designee). Subject to Section 4.3(g), the Debtors’ authority to file, prosecute, settle, compromise, withdraw or litigate to judgment objections to Disputed Class in the Disputed Claims Pool, Post-Effective Date Claims Agent Avoidance Actions or Section 510 Actions shall terminate on the Effective Date as provided herein; provided, however, that notwithstanding any other provision of this Section 4.3 to the contrary, the Debtors and Reorganized Debtors shall retain the authority to prosecute, settle, compromise and otherwise resolve all labor grievances arising under Collective Bargaining Agreements pursuant to the terms and conditions of the governing Collective Bargaining Agreement. The Post-Effective Date Claims Agent shall provide periodic updates on Claims resolutions to the Reorganized Debtors (or the Reorganized Debtors’ designee). Notwithstanding the foregoing, and subject to section 4.3(j), the Post-Effective Date Claims Agent shall have full authority to bring and settle (x) any Claims in the

Disputed Claims Pool, (y) any Post-Effective Date Claims Agent Avoidance Action that would result in a recovery of less than $500,000, and (z) any Section 510 Action. Any settlements of a Post-Effective Date Claims Agent Avoidance Action that results in a recovery in excess of $500,000 shall require approval by the Reorganized Debtors.

(g) Any previously prosecuted objections to any Disputed Claims in the Disputed Claims Pool, any Post-Effective Date Claims Agent Avoidance Actions and any Section 510 Actions that are pending as of the Effective Date shall be deemed to have been assigned to the Post-Effective Date Claims Agent, and the Post-Effective Date Claims Agent shall have the sole and exclusive right, subject to the limitations set forth above, to continue the prosecution of such Disputed Claims in the Disputed Claims Pool, Post-Effective Date Claims Agent Avoidance Action or Section 510(c) Action, abandon such Claim objections or action, or settle or compromise such Disputed Claims or action, subject to the terms of this Section 4.3; provided, however, that notwithstanding the foregoing, the Debtors and Reorganized Debtors shall retain the Causes of Action, and right to resolve, evaluate and prosecute the objections to Disputed Claims, which the Debtors shall identify on a schedule to be provided to the Creditors Committee prior to the Effective Date, and which shall be reasonably acceptable to the Creditors Committee.

(h) Within thirty (30) days following the end of each February, May, August and November until all Disputed Claims in the Disputed Claims Pool have been Allowed or Disallowed and all Post-Effective Date Claims Agent Avoidance Actions and Section 510 Actions have been settled, abandoned or prosecuted to judgment and recoveries of judgments received, the Post-Effective Date Claims Agent shall provide to the Reorganized Debtors a report with such information and detail as the Reorganized Debtors shall reasonably request in order for them to make the distributions described in Article III.

(i) All amounts recovered by the Post-Effective Date Claims Agent as a result of its prosecution or settlement of any Post-Effective Date Claims Agent Avoidance Action or Section 510 Action shall be promptly paid to the Reorganized Debtors.

(j) Except as set forth herein, notwithstanding that the Post-Effective Date Claims Agent shall have the right to file objections to Disputed Claims in the Disputed Claims Pool, litigate and/or settle objections to Disputed Claims in the Disputed Claims Pool on behalf of the Debtors and their Estates, and commence, prosecute, litigate and settle any Post-Effective Date Claims Agent Avoidance Actions or Section 510 Actions, nothing contained herein shall be deemed to obligate the Post-Effective Date Claims Agent to take any such actions, all of which shall be determined by the Post-Effective Date Claims Agent in its sole and absolute discretion.

(k) The Debtors or Reorganized Debtors, as applicable, shall have the sole and exclusive right to evaluate, make, file, prosecute, settle or abandon objections to Disputed Claims in Class 6 that are not within the Disputed Claims Pool and to Disputed Claims in Classes 7 and 8. The Reorganized Debtors shall quarterly provide a report to the Post-Effective Date Claims Agent summarizing the status of such disputed claims resolution in reasonable detail.

4.4 Payments and Distributions on Disputed Claims.

(a) Disputed Claims Reserve. From and after the Effective Date, and until such time as all Disputed Claims have been compromised and settled or determined by Final Order, the Disbursing Agent shall reserve and hold in escrow (the “Disputed Claims Reserve”) for the benefit of each holder of a Disputed Claim, New ABH Common Stock (and any dividends thereon) in an amount equal to the Pro Rata Share of distributions which would have been made to the holder of such Disputed Claim if it were an Allowed Claim in an amount equal to the lesser of (i) the Disputed Claim amount, (ii) the amount in which the Disputed Claim shall be estimated by the Bankruptcy Court pursuant to section 502 of the Bankruptcy Code for purposes of allowance, which amount, unless otherwise ordered by the Bankruptcy Court, shall constitute and represent the maximum amount in which such Claim may ultimately become an Allowed Claim, or (iii) such other amount as may be agreed upon by the holder of such Disputed Claim and the Debtors or the Reorganized Debtors. The Disputed Claims Reserve is intended to be treated for U.S. income tax purposes as a grantor trust of the Debtors.

(b) Distributions on Disputed Claims Upon Allowance. The Disbursing Agent shall distribute to the holder of a Disputed Claim that becomes an Allowed Claim (other than a Disputed Claim that becomes an Allowed Convenience Claim, the distribution for which is provided for in Section 3.3 of this Plan), in whole or in part, the distribution to which such holder is then entitled under the Plan for such Allowed Claim, in the Disbursing Agent’s sole discretion, (a) as soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing such Disputed Claim becomes a Final Order, (b) at the next applicable Interim Distribution Date, or (c) at such other time the Disbursing Agent reasonably determines is appropriate under the circumstances, but in any event, no later than the Final Distribution Date. The balance, if any, of New ABH Common Stock previously reserved pursuant to Section 4.4(a) shall be included in future calculations of New ABH Common Stock reserved pursuant to Section 4.4(a) as Disputed Claims become Allowed as provided in this Section 4.4(b). The existence of a Disputed Claim in Class 6 shall not impair or impede the making of a distribution to Allowed Claims in such Class or any other Class. If the Allowed amount of any particular Disputed Claim is reconsidered under section 502(j) of the Bankruptcy Code and Bankruptcy Rule 3008 and/or is Allowed in an amount that is greater than the estimated amount of such Claim, or the ultimately Allowed amount of all Disputed Claims in Class 6 is greater than the estimated aggregate amount of such Claims, no claimant shall have recourse against the Reorganized Debtors (or any property thereof), any distributions made to a creditor in any other Class herein, or any distribution previously made on account of any Allowed Claim (however, nothing herein shall modify any right of a holder of a reconsidered Claim under the penultimate sentence of section 502(j) of the Bankruptcy Code)

4.5 Claims Against Cross-Border Debtors. Subject to Sections 4.3 and 6.14 hereof, the procedures set forth in the Cross-Border Claims Reconciliation Protocol shall govern the allowance of Claims against the Cross-Border Debtors.

4.6 Indenture Trustees as Claim Holders. Consistent with Bankruptcy Rule 3003(c), the Debtors and the Reorganized Debtors shall recognize the Proofs of Claim filed by an Indenture Trustee with respect to the Claims of the holders represented by such Indenture Trustee in the amount Allowed herein. Any Proof of Claim filed by a registered or beneficial holder of Claims for which the applicable Indenture Trustee has filed a Proof of Claim shall be Disallowed by the Confirmation Order as duplicative of the Proof of Claim filed by the Indenture Trustee without need for any further action or Bankruptcy Court Order, except to the extent that any Claim, or a portion of a Proof of Claim, filed by a Holder is not included within the Proof(s) of Claim filed by the applicable Indenture Trustee.

ARTICLE V

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

5.1 Assumed Executory Contracts and Unexpired Leases.

(a) Assumption and Assignment Generally. On the Effective Date, except as otherwise provided in the Plan, in any contract, instrument, release or other agreement or document entered into in connection with the Plan, in a Final Order of the Bankruptcy Court, or as requested in any motion filed on or prior to the Effective Date, pursuant to section 365 of the Bankruptcy Code the applicable Debtor or Debtors will assume, or assume and assign, each executory contract or unexpired lease listed on Plan Supplement 11A. Each contract and lease listed on Plan Supplement 11A will be assumed only to the extent that any such contract or lease constitutes an executory contract or unexpired lease. Listing a contract or lease on Plan Supplement 11A will not constitute an admission by a Debtor or a Reorganized Debtor that such contract or lease (including any modifications, amendments, supplements, restatements, or other related agreements) is an executory contract or unexpired lease or that a Debtor or Reorganized Debtor has any liability thereunder. To the extent applicable, all executory contracts or unexpired leases of the Reorganized Debtors assumed during the Chapter 11 Cases, including those assumed pursuant to Section 5.1 hereof, shall be deemed modified such that the transactions contemplated by the Plan and the CCAA Plan shall not constitute a “change of control” (or terms with similar effect) under the applicable executory contract or unexpired lease, regardless of how such term may be defined herein, and any consent or advance notice required under such executory contract or unexpired lease shall be deemed satisfied by Confirmation of the Plan.

(b) Modifications, Amendments, Supplements, Restatements, or Other Agreements. Unless otherwise provided in the Plan, each executory contract or unexpired lease that is assumed shall include all modifications, amendments, supplements, restatements, or other agreements that in any manner affect such executory contract or unexpired lease, and all executory contracts and unexpired leases related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests, unless any of the foregoing agreements has been previously rejected or repudiated or is rejected or repudiated under the Plan. Modifications, amendments, supplements, and restatements to prepetition executory contracts and unexpired leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the executory contract or unexpired lease, or the validity, priority, or amount of any Claims that may arise in connection therewith.

(c) Customer Agreements. To the extent that (i) the Debtors are party to any contract, purchase order or similar agreement providing for the sale of the Debtors’ products or services, (ii) such agreement constitutes an executory contract, and (iii) such agreement (A) has not been previously rejected or assumed by order of the Bankruptcy Court, (B) is not subject to a motion to reject such executory contract or unexpired lease filed on or prior to the Effective Date, (C) is not listed on Plan Supplement 11A or Plan Supplement 11B, (D) has not been designated for rejection in accordance with Section 5.2(a), such contract (including any modifications, amendments, supplements, restatements or other related agreements), purchase order or similar agreement will be deemed assumed by the applicable Debtor(s) in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code as of the Effective Date. The Cure amount to be paid in connection with the assumption of a customer contract that is not specifically identified in Plan Supplement 11A shall be $0.00.

(d) Paper Retriever® and EcoRewards® Program Contracts. Any contract (including any modifications, amendments, supplements, restatements or other related agreements) of the Debtors under the Company’s Paper Retriever® and EcoRewards® programs for the collection, pick-up, payment for, or other services relating to, the collection of recyclables under the Paper Retriever® and EcoRewards® programs, including the leasing or provision of bins, will be deemed assumed by the applicable Debtor(s) in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code as of the Effective Date unless such contract (i) has been previously rejected or assumed by order of the Bankruptcy Court, (ii) is subject to a motion to reject filed on or prior to the Effective Date, (iii) is listed on Plan Supplement 11B, or (iv) has been designated for rejection in accordance with Section 5.2(a) of this Plan. The Cure amount to be paid in connection with the assumption of any and all such Paper Retriever® and EcoRewards® contracts that are not specifically identified in Plan Supplement 11A shall be $0.00.

(e) Utility Agreements. To the extent that (i) the Debtors are party to any utility service contract or similar agreement with a utility, (ii) such agreement constitutes an executory contract, and (iii) such agreement (A) has not been previously rejected or assumed by order of the Bankruptcy Court, (B) is not subject to a motion to reject such executory contract or unexpired lease filed on or prior to the Effective Date, (C) is not listed on Plan Supplement 11A or Plan Supplement 11B, (D) has not been designated for rejection in accordance with Section 5.2(a), such utility service contract or similar agreement with a utility (including any modifications, amendments, supplements, restatements or other related agreements) will be deemed assumed by the applicable Debtor(s) in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code as of the Effective Date. The Cure amount to be paid in connection with the assumption of a utility service contract or similar agreement with a utility that is not specifically identified in Plan Supplement 11A shall be $0.00.

(f) Collective Bargaining Agreements. Unless otherwise requested in any motion filed on or prior to the Effective Date, all Collective Bargaining Agreements set forth on Plan Supplement 1 shall be deemed to have been assumed by the Debtors party thereto upon the occurrence of the Effective Date, as such Collective Bargaining Agreements may have been amended from time to time. Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the pertinent Debtor’s assumption of each Collective Bargaining Agreement to which it is a party for the remaining term of agreement of each such Collective Bargaining Agreement as in effect on the Effective Date. The Cure amount to be paid in connection with the assumption of such Collective Bargaining Agreements shall be $0.00.

(g) Payments Related to Assumption of Executory Contracts and Unexpired Leases. Except as otherwise provided herein, any monetary amounts by which each executory contract and unexpired lease to be assumed under this Plan may be in default shall be satisfied by Cure in the amount, if any, set forth in Plan Supplement 11A, or, in the event of an objection to such Cure amount or if no such Cure amount is listed, in the amount agreed between the parties or as ordered by the Bankruptcy Court or another court of competent jurisdiction. If the non-Debtor party to the unexpired lease or executory contract does not object to the amount of Cures set forth in Plan Supplement 11A on or before the Voting Deadline, such non-Debtor party shall be deemed to accept such Cure amount. In the event of a dispute regarding (a) the nature or amount of any Cure, (b) the ability of the applicable Reorganized Debtor or any assignee to provide “adequate assurance of future performance” within the meaning of section 365 of the Bankruptcy Code under the contract or lease to be assumed, or (c) any other matter pertaining to assumption, such dispute shall be determined by the Bankruptcy Court, or as the parties may otherwise agree. To the extent that the Debtor who is a party to the unexpired lease or executory contract is to be merged pursuant to Sections 6.2 and 6.3 of this Plan, upon assumption as contemplated herein, the Reorganized Debtor that is the surviving entity after such merger shall be the party to the unexpired lease or executory contract.

5.2 Rejection of Executory Contracts and Unexpired Leases.

(a) Rejection Generally. On the Effective Date, except for an executory contract or unexpired lease that was previously assumed, assumed and assigned or rejected by an order of the Bankruptcy Court or that is assumed pursuant to Section 5.1, each executory contract or unexpired lease entered into by a Debtor prior to the Petition Date that has not previously expired or terminated pursuant to its own terms shall be deemed rejected pursuant to section 365 of the Bankruptcy Code. The executory contracts or unexpired leases to be rejected pursuant to this Plan will include the executory contracts or unexpired leases listed on Plan Supplement 11B. Each executory contract and unexpired lease listed on Plan Supplement 11B shall be rejected only to the extent that any such contract or lease constitutes an executory contract or unexpired lease. Listing a contract on Plan Supplement 11B will not constitute an admission by a Debtor or Reorganized Debtor that such contract or lease is an executory contract or unexpired lease or that a Debtor or Reorganized Debtor has any liability thereunder. Regardless of whether an executory contract or unexpired lease is listed on Plan Supplement 11B, it will be deemed rejected unless such contract (a) is listed on Plan Supplement 11A, (b) was previously assumed, assumed and assigned, or rejected by order of the Bankruptcy Court, or (c) is deemed assumed pursuant to Section 5.1(c) and 5.1(d).

(b) Rejection Damages Bar Date. Unless an earlier Claims Bar Date applies, if the rejection by a Debtor of an executory contract or unexpired lease results in a Claim, then such Claim shall be forever barred and shall not be enforceable against any Debtor unless a Proof of Claim with respect to such Claim is filed with the Claims and Noticing Agent and served upon counsel to the Debtors or the Reorganized Debtors (as the case may be) within thirty (30) days after (a) filing of a notice of the occurrence of the Effective Date or (b) entry of an order authorizing the rejection of such executory contract or unexpired lease.

5.3 Limited Extension of Time to Assume or Reject. In the event of a dispute as to whether a contract or lease is executory or unexpired, the right of the Debtors or

Reorganized Debtors to move to assume or reject such contract or lease shall be extended until the date that is thirty (30) days after the entry of a Final Order by the Bankruptcy Court determining that the contract or lease is executory or unexpired. The deemed assumptions and rejections provided for in this Article V of the Plan shall not apply to such contract or lease.

5.4 Insurance Policies and Agreements. The insurance policies issued to, or insurance agreements entered into by, the Debtors prior to the Petition Date set forth on Plan Supplement 2 shall continue in effect after the Effective Date. To the extent that such insurance policies or agreements are considered to be executory contracts, then, notwithstanding anything to the contrary in the Plan, the Plan shall constitute a motion to assume or ratify such insurance policies and agreements, and, subject to the occurrence of the Effective Date, the entry of the Confirmation Order shall constitute approval of such assumption pursuant to section 365(a) of the Bankruptcy Code and a finding by the Bankruptcy Court that each such assumption is in the best interest of each Debtor and its Estate. Unless otherwise determined by the Bankruptcy Court pursuant to a Final Order or agreed to by the parties thereto prior to the Effective Date, no payments shall be required to cure any defaults of the Debtors existing as of the Confirmation Date with respect to each such insurance policy or agreement. If the Bankruptcy Court determines otherwise as to any such insurance policy or agreement, the Debtors reserve the right to seek the rejection of such insurance policy or agreement or other available relief.

5.5 Miscellaneous.

(a) The Debtors reserve the right to file a motion on or before the Confirmation Date to assume or reject any executory contract or unexpired lease.

(b) Subject to Section 5.5(d), but notwithstanding any other provision of this Plan, each of the Debtors shall retain the right to, at any time prior to the Confirmation Hearing, modify, amend or supplement Plan Supplement 11A and Plan Supplement 11B, including the right to (i) delete any executory contract or unexpired lease listed therein, (ii) add any executory contract or unexpired lease thereto, thus providing for its assumption or assumption and assignment pursuant to Section 5.1, or its rejection pursuant to Section 5.2 as the case may be, or (iii) modify the Cure Amount.

(c) The Confirmation Order shall constitute an order of the Bankruptcy Court approving the assumption, assumption and assignment, or rejection of the executory contracts and unexpired leases as contemplated in this Article V pursuant to section 365 of the Bankruptcy Code, as of the later of: (a) the Effective Date; or (b) the resolution of any objection to the proposed assumption, assumption and assignment, or rejection of an such executory contract or unexpired lease.

(d) The Debtors or Reorganized Debtors shall not assume any executory contract or unexpired lease that would result in Cure costs greater than $1 million without the consent of the Creditors Committee, such consent not to be unreasonably withheld.

ARTICLE VI

IMPLEMENTATION OF PLAN

6.1 Pre-Effective Date Injunction or Stays. All injunctions or stays, whether by operation of law or by order of the Bankruptcy Court, provided for in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or otherwise that are in effect on the Confirmation Date shall remain in full force and effect until the Effective Date.

6.2 Restructuring Transactions. Effective as of the Effective Date, the applicable Debtors and Reorganized ABH shall enter into one or more corporate reorganization and related transactions and take any actions as may be necessary or appropriate to simplify their corporate structure and to effect a tax efficient corporate restructuring of their respective businesses, in each case upon consultation with the Creditors Committee. The restructuring transactions may include one or more intercompany mergers, consolidations, amalgamations, arrangements, continuances, restructurings, conversions, dissolutions, transfers, liquidations or other transactions as may be determined by the Debtors or Reorganized ABH to be necessary or appropriate. The Debtors shall file Plan Supplement 12 setting forth the restructuring transactions that will occur.

6.3 Dissolution of Certain Debtors. On or as of the Effective Date, within the sole and exclusive discretion of the Debtors, the Debtors may, subject to Section 6.2 of this Plan but notwithstanding any other transactions described in this Article VI, (a) cause any or all of the Debtors to be merged into one or more of the Debtors, dissolved, or otherwise consolidated, (b) cause the transfer of assets between or among the Debtors, or (c) engage in any other transaction in furtherance of the Plan. Any such transaction shall be effective as of the Effective Date pursuant to the Confirmation Order without any further action by the stockholders or directors of any of the Debtors or the Reorganized Debtors. The Debtors shall file Plan Supplement 3 with the Bankruptcy Court setting forth the Debtors that will be merged or dissolved.

6.4 Amended Certificates of Incorporation and Bylaws. As of the Effective Date, the current certificates of incorporation and bylaws of the Debtors and other similar formation documents as applicable, shall be amended as necessary to satisfy the provisions of this Plan and the Bankruptcy Code, including, without limitation, the prohibition against the issuance of non-voting equity securities set forth in section 1123(a)(6) of the Bankruptcy Code (collectively, the “Amended Certificates of Incorporation and Bylaws”). The forms of Amended Certificates of Incorporation and Bylaws in Plan Supplements 4A and 4B shall become effective on the Effective Date. After the Effective Date, the Amended Certificates of Incorporation and Bylaws shall be subject to such further amendments or modifications as may be made by law, or pursuant to such Amended Certificates of Incorporation and Bylaws.

6.5 No Further Approvals. The mergers, transfers of assets, dissolutions, consolidations and other transactions contemplated in this Plan shall be approved and effective as of the Effective Date without the need for any further state or local regulatory approvals or approvals by any non-Debtor parties, and without any requirement for further action by the Debtors, Reorganized Debtors, or any entity created to effectuate the provisions of the Plan.

6.6 Pre-Effective Date Management. After the Confirmation Date and until the Effective Date, the current directors and officers of each Debtor shall continue to serve in such capacities, subject to such changes as may be determined by the Board of Directors of a Debtor in accordance with the current bylaws and certificates of incorporation or other formation document of such Debtor.

6.7 Post-Effective Date Management of Reorganized Debtors.

(a) Board. As of the Effective Date, the directors and officers of each Debtor that is not a Reorganized Debtor will be terminated. A search committee (the “Search Committee”), consisting of three (3) members of the Creditors Committee, three (3) members of the Ad Hoc Unsecured Noteholders Committee, and one (1) representative of the Company shall be formed to select the Board. Among other things, the Search Committee shall be responsible for selecting the board of directors for Reorganized ABH (the “Board”), determining the number of directors (including the number of independent directors) comprising the Board, and defining the terms and other qualifications for such directors.

(b) Officers. As of the Effective Date, the initial officers of Reorganized ABH shall be the persons identified in Plan Supplement 5A. The term of any current officer of AbitibiBowater not identified as an officer of Reorganized ABH shall expire on the Effective Date.

(c) Unless otherwise provided in Plan Supplement 5B, the directors and officers of each of the Debtors other than AbitibiBowater shall continue to serve in such capacities with respect to the Reorganized Debtors after the Effective Date.

(d) The Debtors shall file Plan Supplement 5B with the Bankruptcy Court on or before the Supplement Filing Date setting forth the names, affiliations and offices of, and the compensation proposed to be paid to, the individuals intended to serve as directors and officers of each Reorganized Debtor on and after the Effective Date. On and after the Effective Date, each Reorganized Debtor shall be governed in accordance with the Amended Certificates of Incorporation and Bylaws or similar formation document.

6.8 Management and Director Compensation and Incentive Plans and Programs. On or as soon as practicable after the Effective Date, the Reorganized Debtors will adopt and implement a management stock incentive program, and such other management and director compensation and incentive programs as reasonably determined by the Debtors and Reorganized Debtors, as set forth in Plan Supplement 6 to be filed on or before the Supplement Filing Date; provided, however, that the Debtors and Reorganized Debtors shall reserve 8.5% on a fully diluted basis of the New ABH Common Stock for issuance pursuant to such management and director compensation and incentive programs. As of the Effective Date, all existing director and management compensation plans and programs set forth in Plan Supplement 6A shall remain in effect and the plans and programs set forth in Plan Supplement 6B shall be terminated. The form and substance of the management and director compensation and incentive plans and programs assumed or adopted by the Debtors and set forth in Plan Supplement 6A and 6B shall be reasonably acceptable to the Creditors Committee.

6.9 Employee Compensation and Benefit Programs. As of the Effective Date, all of the Debtors’ existing retirement income plans, welfare benefit plans, severance policies and other employee-related plans and programs set forth in Plan Supplement 7A, including all the Debtors’ existing U.S. and Canadian Pension Plans, shall remain in effect, as amended, and the plans and programs set forth in Plan Supplement 7B shall be terminated; After the Effective Date, the Reorganized Debtors shall have the sole authority to terminate, amend or implement retirement income plans, welfare benefit plans and other plans and programs for employees in accordance with the terms of such plans and applicable law. The form and substance of the employee compensation and benefit programs assumed by the Debtors set forth in Plan Supplement 7A shall be reasonably acceptable to the Creditors Committee.

6.10 U.S. Pension Plans. Upon the occurrence of the Effective Date, Bowater Inc., and Abitibi-Consolidated Sales Corporation (collectively, the “U.S. Plan Sponsors” and as reorganized under the Plan, the “Reorganized U.S. Plan Sponsors”) shall continue the U.S. Pension Plans, including meeting the minimum funding standards under ERISA and the Internal Revenue Code, paying all PBGC insurance premiums, and administering and operating the U.S. Pension Plans in accordance with their terms and ERISA. Nothing in the Plan or in this Order shall be deemed to discharge, release, or relieve the Debtors, the Reorganized Debtors, any member of the Debtors’ controlled groups (as defined in 29 U.S.C. § 1301(a)(14)) or any other party, in any capacity, from any current or future liability with respect to the U.S. Pension Plans, and PBGC and the U.S. Pension Plans shall not be enjoined or precluded from enforcing such liability as a result of the Plan’s provisions or confirmation of the Plan. Upon the Effective Date, PBGC shall be deemed to have withdrawn any and all proofs of claim filed against the Debtors with prejudice. After the Effective Date, the Reorganized U.S. Plan Sponsors shall have the authority to terminate, amend or freeze the U.S. Pension Plans in accordance with the terms of the U.S. Pension Plans, ERISA and the Internal Revenue Code.

6.11 Exit Financing Facilities. On the Effective Date, the Reorganized Debtors will enter into definitive documentation, in a form and in substance satisfactory to the Debtors and reasonably acceptable to the Creditors Committee, with respect to the Exit Financing Facilities in an aggregate amount up to $2.3 billion, less cash on hand and proceeds from the Rights Offering. On or about the Effective Date, the Debtors shall borrow funds under the Exit Financing Facilities in amounts which, together with such other cash as is then available to the Debtors, will be sufficient to make all Cash distributions to be made under this Plan and the CCAA Plan.

6.12 Rights Offering. Subject to the auction process and bidding procedures referred to in the Backstop Agreement, the Debtors may implement a rights offering (the “Rights Offering”) for the issuance of securities, on terms and in substance reasonably satisfactory to the Debtors, in an amount not to exceed $500 million and consistent with the terms of the Backstop Agreement. Among other things, the Rights Offering will be made available to creditors in the Chapter 11 Cases and the CCAA Proceedings and will be subject to approval by the Canadian Court and the Bankruptcy Court. The form and substance of the Rights Offering approved by the Bankruptcy Court shall be reasonably acceptable to the Creditors Committee.

6.13 Issuance of New ABH Common Stock.

(a) New ABH Common Stock. On the Effective Date, Reorganized ABH shall authorize and issue New ABH Common Stock for distribution in accordance with this Plan and the CCAA Plan, subject to Dilution; provided, however, that as set forth in Section 6.8 of this Plan, Reorganized ABH shall reserve shares representing 8.5% on a fully diluted basis of the New ABH Common Stock for issuance pursuant to management and director incentive programs.

(b) Section 1145 Exemption. The issuance of the New ABH Common Stock and the distribution, transfer or exchange thereof in accordance with this Plan and the CCAA Plan shall be exempt from registration under applicable securities laws (including without limitation, Section 5 of the Securities Act or any similar state or local law requiring the registration for offer or sale of a security or registration or licensing of an issuer of a security) pursuant to section 1145(a) of the Bankruptcy Code, and may be sold without registration to the extent permitted under section 1145 of the Bankruptcy Code.

(c) Listing on Exchange. The Reorganized Debtors shall use their reasonable best efforts to cause the New ABH Common Stock to be listed on the New York Stock Exchange, the NASDAQ Global Market or NASDAQ Global Select Market and the Toronto Stock Exchange.

6.14 Dissolution of Committee. Subject to Section 4.3, on and as of the Effective Date, the Creditors Committee shall be dissolved, and its members shall be released and discharged of and from all further authority, duties, responsibilities, and obligations related to and arising from and in connection with the Chapter 11 Cases.

6.15 Effectuating Documents; Further Transactions. The Chief Executive Officer, President, Chief Financial Officer or Chief Legal Officer of Reorganized ABH or any Debtor shall be authorized to execute, deliver, file or record such contracts, instruments, releases, indentures and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and implement the provisions of this Plan, without any further order of the Bankruptcy Court and without the requirement of any further action by any stockholder or director of any of the Debtors or Reorganized Debtors. The Secretary or any Assistant Secretary of each Debtor or Reorganized Debtor shall be authorized to certify or attest to any of the foregoing actions.

6.16 Surrender of Existing Securities. As soon as practicable after the Effective Date, each holder of an Unsecured Note Claim shall surrender its note(s) to the relevant Indenture Trustee (or the applicable Debtors, Reorganized Debtors or agent with respect to the Series A-D Notes), or in the event such note(s) are held in the name of, or by a nominee of, The Depository Trust Company, the Reorganized Debtors shall seek the cooperation of The Depository Trust Company to provide appropriate instructions to the Indenture Trustees (or the applicable Debtors, Reorganized Debtors or agent with respect to the Series A-D Notes). No distributions under the Plan shall be made for or on behalf of such holder unless and until such note(s) is received by the Indenture Trustees (or the applicable Debtors, Reorganized Debtors or agent with respect to the Series A-D Notes) or the loss, theft or destruction of such note(s) is established to the reasonable satisfaction of the applicable Indenture Trustee (or the applicable Debtors, Reorganized Debtors or agent with respect to the Series A-D Notes), which satisfaction may require such holder to submit (a) a lost instrument affidavit and (b) an indemnity bond holding the Debtors, the Reorganized Debtors, and the Indenture Trustees, harmless in respect of such note and distributions made thereof. Upon compliance with this Section 6.16 by a holder of any Unsecured Note Claim, such holder shall, for all purposes under the Plan, be deemed to have surrendered such Unsecured Note Claim. Any holder that fails to surrender such Unsecured Note or satisfactorily explain its non-availability to the applicable Indenture Trustee (or the applicable Debtors, Reorganized Debtors or agent with respect to the Series A-D Notes) within one (1) year of the Effective Date shall be deemed to have no further Claim against the Debtors, the Reorganized Debtors (or their property), or the Indenture Trustees in respect of such Claim and shall not participate in any distribution under the Plan. All property in respect of such forfeited distributions, including interest thereon, shall be promptly returned to the Reorganized Debtors by the applicable Indenture Trustee (or the applicable Debtors, Reorganized Debtors or agent with respect to the Series A-D Notes), and any such security shall be cancelled. Notwithstanding the foregoing, if the record holder of an Unsecured Note Claim is DTCC or its nominee or such other securities depository or custodian thereof, or if an Unsecured Note Claim is held in book-entry or electronic form pursuant to a global security held by DTCC or such other securities depository or custodian thereof, then the beneficial holder of such an Allowed Unsecured Note Claim shall be deemed to have surrendered such holder’s security, note, debenture or other evidence of indebtedness upon surrender of such global security by DTCC or such other securities depository or custodian thereof.

6.17 Allowed Intercompany Claims and Allowed Intercompany Interests. Each Debtor that holds an Allowed Intercompany Claim shall be entitled to account for such Allowed Intercompany Claim in its books and records as an asset of such Debtor and shall be deemed to have received distributions on account of such Allowed Intercompany Claim. Prior to effectiveness of the discharge of Allowed Intercompany Claims and Allowed Intercompany Interests pursuant to Section 2.15 of this Plan, the Debtors and Reorganized ABH, as the case may be, shall have the right to retain for the benefit of Reorganized ABH such Allowed Intercompany Claims and Allowed Intercompany Interests, or effect such transfers and setoffs with respect to, Allowed Intercompany Claims and Allowed Intercompany Interests as they may deem appropriate for accounting, tax and commercial business purposes, to the fullest extent permitted by applicable law.

ARTICLE VII

CONDITIONS PRECEDENT

7.1 Conditions to Confirmation. The following are conditions precedent to Confirmation of this Plan that may be satisfied or waived in accordance with Section 7.3 of this Plan:

(a) The Bankruptcy Court shall have approved by Final Order a Disclosure Statement with respect to this Plan in form and substance reasonably acceptable to the Debtors, the Creditors Committee, and the Monitor; and

(b) The Debtors shall have entered into a backstop agreement and Rights Offering, if necessary, and commitment agreements for the Exit Financing Facilities, in form and substance reasonably acceptable to the Debtors, the Creditors Committee and the Monitor, and all fees and expenses related thereto shall have been approved by the Bankruptcy Court.

7.2 Conditions to the Effective Date. The following are conditions precedent to the occurrence of the Effective Date, each of which may be satisfied or waived in accordance with Section 7.3 of this Plan.

(a) The Confirmation Order in form and substance reasonably acceptable to the Debtors, the Creditors Committee and the Monitor shall have been entered by the Bankruptcy Court;

(b) The Confirmation Order shall be a Final Order, the Confirmation Date shall have occurred, and no request for revocation of the Confirmation Order under section 1144 of the Bankruptcy Code shall have been made, or, if made, shall remain pending;

(c) The Sanction Order in form and substance reasonably acceptable to the Debtors and the Creditors Committee shall have been entered by the Canadian Court;

(d) The operation and effect of the Sanction Order shall not have been stayed, reversed or amended;

(e) The Reorganized Debtors shall have entered into the Exit Financing Facilities, all conditions precedent to the consummation thereof shall have been waived or satisfied in accordance with the terms thereof and, simultaneous with the Effective Date, the Exit Financing Facilities shall be in full force and effect;

(f) The Reorganized Debtors shall have entered into a backstop agreement and the Rights Offering documents, if necessary, and all conditions precedent to the consummation thereof shall have been waived or satisfied in accordance with the terms thereof and, simultaneous with the Effective Date, the backstop agreement and the Rights Offering documents shall be in full force and effect;

(g) The Exhibits, Supplements, schedules, documents, or agreements to be executed in connection with this Plan shall be in form and substance reasonably acceptable to the Debtors, and such documents (other than ministerial documents executed in connection with this Plan) are reasonably acceptable to the Creditors Committee and the Monitor;

(h) All statutory fees then due and payable to the United States Trustee shall have been paid in full; and

(i) all conditions precedent to the implementation of the CCAA Plan but for the implementation of the Plan shall have been satisfied or waived.

7.3 Waiver of Conditions. The Debtors may waive any or all of the conditions set forth in Sections 7.1 and 7.2 of this Plan (except for the conditions set forth in Section 7.1(a),

7.2(a) or 7.2(c)) at any time; provided, however, that other than for the waiver of technical or immaterial conditions, the Debtors may not waive any condition without the prior consent of the Creditors Committee, such consent not to be unreasonably withheld. Any such waiver may be effected at any time by filing a notice thereof with the Bankruptcy Court. No waiver or non-waiver of any conditions to Confirmation or to the occurrence of the Effective Date shall diminish the application of the mootness doctrine with respect to the Confirmation of this Plan or any order entered in connection therewith, which doctrine shall apply to the fullest extent of applicable law.

7.4 Notice of Effective Date. The Debtors shall file with the Bankruptcy Court a notice of the occurrence of the Effective Date within a reasonable period of time after the conditions in Section 7.2 of the Plan have been satisfied or waived pursuant to Section 7.3 of the Plan.

7.5 Order Denying Confirmation. If an Order denying confirmation of the Plan is entered by the Bankruptcy Court and such Plan is not consummated, then nothing contained in the Plan shall (a) constitute a waiver or release of any Claims against or Interests in the Debtors, (b) prejudice in any manner the rights of the Holder of any Claim against, or Interest in, the Debtors, (c) prejudice in any manner any right, remedy or Claim of the Debtors, (d) be deemed an admission against interest by the Debtors, or (e) constitute a settlement, implicit or otherwise, of any kind whatsoever.

ARTICLE VIII

EFFECT OF THIS PLAN ON ASSETS, CLAIMS AND INTERESTS

8.1 Revesting of Assets. Except as provided in this Plan, on the Effective Date, all property of the Estates, to the fullest extent provided by section 541 of the Bankruptcy Code, and any and all other rights and assets of the Debtors of every kind and nature shall revest in the Reorganized Debtors free and clear of all Liens, Claims and Interests other than (a) those Liens, Claims and Interests retained or created pursuant to this Plan or any document entered into in connection with the transactions described in this Plan and (b) Liens that have arisen subsequent to the Petition Date on account of taxes that arose subsequent to the Petition Date.

8.2 Discharge of Claims and Termination of Interests.

(a) As of the Effective Date, except as otherwise provided in this Plan or the Confirmation Order and with respect to the Secured Funded Debt Claims, only upon payment of the Secured Funded Debt Claims in full as provided in this Plan, the rights afforded under this Plan and the treatment of Claims and Interests under this Plan shall be in exchange for and in complete satisfaction, discharge and release of all Claims and satisfaction or termination of all Interests, including any Claims arising under the Secured Funded Debt Agreements, the DIP Facility Documents, the DIP Facility Order, the Securitization Facility and the Securitization Order (whether or not such Claims are indemnification claims that purport to survive consummation of the Plan). Except as otherwise provided in this Plan or the Confirmation Order, Confirmation shall, as of the Effective Date: (i) discharge the Debtors from all Claims or other debts that arose before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (w) a Proof of Claim is filed or deemed filed pursuant to section 501 of the Bankruptcy Code, (x) a Claim based on such debt is allowed pursuant to section 502 of the Bankruptcy Code (y) the holder of a Claim based on such debt has accepted this Plan or (z) such Claim is listed in the Schedules; and (ii) satisfy, terminate or cancel all Interests and other rights of equity security holders in the Debtors.

(b) As of the Effective Date, except as otherwise provided in this Plan or the Confirmation Order and with respect to the Secured Funded Debt Claims, only upon payment of the Secured Funded Debt Claims in full as provided in this Plan, all Persons shall be precluded from asserting against the Debtors or the Reorganized Debtors, or their respective successors or property, any other or further Claims, demands, debts, rights, causes of action, liabilities or equity interests based upon any act, omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date. In accordance with the foregoing, except as provided in this Plan or the Confirmation Order, the Confirmation Order will be a judicial determination, as of the Effective Date, of discharge of all such Claims and other debts and liabilities against the Debtors and satisfaction, termination or cancellation of all Interests and other rights of equity security holders in the Debtors, pursuant to sections 524 and 1141 of the Bankruptcy Code, and such discharge will void any judgment obtained against the Debtors or the Reorganized Debtors at any time, to the extent that such judgment relates to a discharged Claim.

8.3 Cancellation of Liens. Except as otherwise provided in the Plan, on the Effective Date, and with respect to the Secured Funded Debt Claims, only upon payment of the Secured Funded Debt Claims in full as provided in this Plan, (a) all Liens, Administrative Claims and rights related to any Claim or Interest, including, without limitation, those existing under the Secured Funded Debt Agreements, the DIP Facility Documents, the DIP Facility Order, the Securitization Facility and the Securitization Order shall be deemed released, terminated, null and void and of no effect, and (b) any Lien securing any Other Secured Claim (other than a Lien securing an Other Secured Claim that is Reinstated pursuant to the Plan) shall be deemed released, terminated, null and void and of no effect. The holder of Claims (other than a holder of any Other Secured Claim that is Reinstated pursuant to the Plan) shall be authorized and directed to release any collateral or other property of any Debtor (including any cash collateral) held by such holder and to take such actions as may be requested by the Debtors (or the Reorganized Debtors, as the case may be) to evidence the release of such Lien, including the execution, delivery, and filing or recording of such release documents as may be reasonably requested by the Debtors (or the Reorganized Debtors, as the case may be) and the Debtors (or the Reorganized Debtors, as the case may be) are hereby authorized to take any actions on or after the Effective Date as required to effectuate the release of collateral or other property of any Debtor or any subsidiary of a Debtor (including, without limitation, filing of appropriate termination statements and directing third-parties holding collateral or other property of any Debtor to promptly remit such collateral or property without further consent of any other party).

8.4 Injunctions.

(a) Except as otherwise provided in this Plan or the Confirmation Order, as of the Effective Date, all Persons that have held, currently hold or may hold a Claim or other debt or liability that is discharged or an Interest or other right of an equity security holder that is terminated pursuant to the terms of this Plan are permanently enjoined from taking any of the following actions on account of any such discharged Claims, debts or liabilities or terminated Interests or rights: (i) commencing or continuing in any manner any action or other proceeding against the Debtors or the Reorganized Debtors or their respective property; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against the Debtors or the Reorganized Debtors or their respective property; (iii) creating, perfecting or enforcing any lien or encumbrance against the Debtors or the Reorganized Debtors or their respective property; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtors or the Reorganized Debtors or their respective property; and (v) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of this Plan.

(b) Except as otherwise provided in this Plan or the Confirmation Order, as of the Effective Date, all Persons that have held, currently hold or may hold a Claim, demand, debt, right, cause of action or liability that is released pursuant to this Plan are permanently enjoined from taking any of the following actions on account of such released Claims, demands, debts, rights, causes of action or liabilities: (i) commencing or continuing in any manner any action or other proceeding; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (iii) creating, perfecting or enforcing any lien or encumbrance; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to any released Person; and (v) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of this Plan.

(c) In exchange for the distributions pursuant to this Plan, each holder of an Allowed Claim receiving such distribution pursuant to this Plan will be deemed to have specifically consented to the injunctions set forth in this Section 8.4.

8.5 Releases.

(a) Mutual Releases. On the Effective Date, (a) the Debtors and the Reorganized Debtors, on behalf of themselves and their Estates, any Person seeking to exercise any rights of the Debtors, the Reorganized Debtors or their Estates, including any successor to the Debtors or the Reorganized Debtors or any estate representative appointed or selected pursuant to section 1123 of the Bankruptcy Code, (b) all of their respective officers, directors, employees, partners, advisors, attorneys, financial advisors, accountants and other professionals, (c) the members of, and counsel and financial advisors to, the Creditors Committee, (d) the members of, and counsel and financial advisors to, the Ad Hoc Unsecured Noteholders Committee, (e) the DIP Agent and the DIP Lenders, each in their capacities as such, and their respective legal counsel and financial advisors, (f) Citibank, N.A., Barclays Bank PLC and Barclays Capital Inc., in their respective capacities under the Securitization Facility, (g) the Indenture Trustees, each in their capacity as such, (h) the Monitor in its capacity as such, its current officers and directors, and its legal counsel and financial advisors, and (i) the Secured Funded Debt Administrative Agents and Secured Funded Debt Lenders, each in their capacity as such, and their counsel and financial advisors, (collectively clauses (a) through (i) being the “Released Parties,” and each a “Released Party”) shall be deemed to and shall unconditionally and irrevocably release each other from any and all claims, obligations, suits, judgments, damages, rights, Causes of Action and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon actions taken in their respective capacities described above or any omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Chapter 15 Debtors, the CCAA Debtors, the Chapter 11 Cases, the Chapter 15 Cases, the CCAA Proceedings, the Rights Offering, the Plan, and the CCAA Plan, except that (i) no individual shall be released from any act or omission that constitutes gross negligence or willful misconduct, (ii) the Reorganized Debtors shall not relinquish or waive the right to assert any of the foregoing as a legal or equitable defense or right of setoff or recoupment against any Claims of any such Persons asserted against the Debtors or the Reorganized Debtors, and (iii) the foregoing release shall not apply to any express contractual or financial obligations owed to the Debtors or Reorganized Debtors or any obligation arising under the Plan or an agreement entered into pursuant to, or contemplated by, the Plan.

(b) Releases By Non-Debtors. On and as of the Effective Date, all Persons who (a) directly or indirectly have held, hold, or may hold Claims or Interests, (b) vote to accept the Plan as set forth on the relevant Ballot, and (c) do not mark their Ballot to indicate their refusal to grant the releases described in the Plan, shall be deemed, by virtue of their receipt of distributions and/or other treatment contemplated under the Plan, to have absolutely, unconditionally, irrevocably, and forever released and covenanted with the Reorganized Debtors and the other Released Parties not to (y) sue or otherwise seek recovery from any of the Reorganized Debtors or any other Released Party on account of any Claim or Interest, including but not limited to any Claim based upon tort, breach of contract, violations of federal or state securities laws or otherwise, based upon any act, occurrence, or failure to act from the beginning of time through the Effective Date in any way relating to the Debtors or their business and affairs or (z) assert against any of the Reorganized Debtors or any other Released Party any claim, obligation, right, Cause of Action or liability that any holder of a Claim or Equity Interest may be entitled to assert, whether known or unknown, foreseen or unforeseen, existing or thereafter arising, based in whole or in part on any act or omission, transaction, or occurrence from the beginning of time through the Effective Date in any way relating to the Debtors, the Chapter 15 Debtors, the Chapter 11 Cases, the Chapter 15 Cases, the CCAA Proceedings, the Rights Offering, the Plan or the CCAA Plan; provided, however, that (i) none of the Released Parties shall be released from any claim based on any act or omission that constitutes gross negligence or willful misconduct, (ii) such release shall not apply to Ordinary Course Administrative Claims and Fee Claims or obligations arising under the Plan, and (iii) such release shall not be construed to prohibit a party in interest from seeking to enforce the terms of the Plan.

8.6 Exculpation and Limitation of Liability. The Debtors, the Reorganized Debtors and the other Released Parties (a) shall have no liability whatsoever to one another or any holder or purported holder of a Claim or Equity Interest, or any other party-in-interest, or any of their respective agents, employees, representatives, financial advisors, attorneys, or Affiliates, or any of their successors or assigns, for any act or omission in connection with, or arising out of, the Plan, the Disclosure Statement, the settlement of Claims or renegotiation of executory contracts and leases, the negotiation of the Plan, the negotiation of the Plan Supplement Documents, the Exit Facility Documents, the Rights Offering, the Rights Offering Documents, the pursuit of approval of the Disclosure Statement or the Plan, or the solicitation of votes for confirmation of the Plan, the Chapter 11 Cases, the Chapter 15 Cases, the consummation of the Plan or the CCAA Plan, the administration of the Plan or the property to be distributed under the Plan, or any transaction contemplated by the Plan or Disclosure Statement, or in furtherance thereof, or any obligations that they have under or in connection with the Plan or the transactions contemplated by this Plan (collectively, the “Exculpated Claims”),except for any act or omission that constitutes willful misconduct or gross negligence as determined by a Final Order, and (b) in all respects, shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan. No holder of any Claim or Interest, or other party-in-interest, none of their respective agents, employees, representatives, financial advisors, attorneys, or Affiliates, and no successors or assigns of the foregoing, shall have any right of action against the Released Parties with respect to the Exculpated Claims. This exculpation shall be in addition to, and not in limitation of, all other releases, indemnities, exculpations and any other applicable law or rules protecting such Released Parties from liability.

8.7 Retention and Enforcement and Release of Causes of Action. Subject to Section 4.3, except as otherwise provided in the Plan, the Confirmation Order, or in any document, instrument, release or other agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Debtors and their Estates shall retain the Causes of Action including, without limitation, the Causes of Action identified on Plan Supplement 10 ( the “Retained Causes of Action”). Subject to Section 4.3, the Reorganized Debtors, as the successors in interest to the Debtors and their Estates, may enforce, sue on, settle or compromise (or decline to do any of the foregoing) any or all of the Litigation Claims. The Debtors or the Reorganized Debtors expressly reserve all rights to prosecute any and all Litigation Claims against any Person, except as otherwise expressly provided in the Plan, and no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise), or laches, shall apply to such Litigation Claims upon, after, or as a consequence of Confirmation or the occurrence of the Effective Date.

ARTICLE IX

CERTAIN CROSS-BORDER INSOLVENCY PROVISIONS

9.1 No Double Recovery on Allowed Cross-Border Claims. To the extent that the same Claim is an Allowed Claim against a Cross-Border Debtor under this Plan and a Proven Claim against the same Cross-Border Debtor under the CCAA Plan (such claim, an “Allowed

Cross-Border Claim”), (a) there shall only be a single recovery on account of such Allowed Cross-Border Claim, and (b) the aggregate distribution which such Allowed Cross-Border Claim shall receive, whether under this Plan, the CCAA Plan or a combination of both, shall not exceed the greatest distribution which such Allowed Cross-Border Claim would be entitled to receive as an Allowed Claim under this Plan or a Proven Claim under the CCAA Plan. The aggregate recovery on an Allowed Claim from all sources, including distributions under this Plan, the CCAA Plan or a combination of both, regardless of whether on account of a theory of primary or secondary liability, by reason of guarantee, indemnity agreement, joint and several obligations or otherwise, shall not exceed 100% of the face amount of the underlying Allowed Claim.

ARTICLE X

MISCELLANEOUS PROVISIONS

10.1 Retention of Jurisdiction. Following the Effective Date, the Bankruptcy Court shall retain jurisdiction over all matters arising from or relating to the Chapter 11 Cases to the fullest extent of applicable law, including, without limitation:

(a) To determine the validity under any applicable law, allowability, classification and priority of Claims and Interests upon objection, or to estimate, pursuant to section 502(c) of the Bankruptcy Code, the amount of any Claim that is or is anticipated to be contingent or unliquidated as of the Effective Date;

(b) To construe and to take any action authorized by the Bankruptcy Code and requested by the Reorganized Debtors or any other party in interest to enforce this Plan and the documents and agreements filed in connection with this Plan, issue such orders as may be necessary for the implementation, execution and consummation of this Plan, without limiting the generality of the foregoing, orders to expedite regulatory decisions for the implementation of this Plan and to ensure conformity with the terms and conditions of this Plan, such documents and agreements and other orders of the Bankruptcy Court, notwithstanding any otherwise applicable non-bankruptcy law;

(c) To determine any and all applications for allowance of compensation and expense reimbursement of Professionals retained by the Debtors, the Reorganized Debtors or the Creditors Committee, and for members of the Creditors Committee, for periods on or before the Effective Date, and to determine any other request for payment of administrative expenses;

(d) To determine all matters that may be pending before the Bankruptcy Court on or before the Effective Date;

(e) To resolve any dispute regarding the implementation or interpretation of this Plan, or any related agreement or document that arises at any time before the Chapter 11 Cases are closed, including the determination, to the extent a dispute arises, of the entities entitled to a distribution within any particular Class of Claims and of the scope and nature of the Reorganized Debtors’ obligations to cure defaults under assumed contracts, leases, franchises and permits;

(f) To determine any and all matters relating to the rejection, assumption or assignment of executory contracts or unexpired leases entered into prior to the Petition Date, the nature and amount of any Cure required for the assumption of any executory contract or unexpired lease, and the allowance of any Claim resulting therefrom, including the amount, validity and treatment under any applicable law of any Claim for damages arising from or related to the rejection of any such contract (including that certain Call Agreement between Woodbridge International Holdings, Ltd., Woodbridge International Holdings SA, Woodbridge Co. Ltd., Abitibi Consolidated Sales Corp., and ACI, dated September 6, 2001, as amended);

(g) To determine all applications, adversary proceedings, contested matters and other litigated matters that were brought or that could have been brought in the Bankruptcy Court on or before the Effective Date;

(h) To determine matters concerning local, state and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code, and to determine any tax claims that may arise against the Debtors or the Reorganized Debtors as a result of the transactions contemplated by this Plan; and

(i) To modify this Plan pursuant to section 1127 of the Bankruptcy Code or to remedy any apparent nonmaterial defect or omission in this Plan, or to reconcile any nonmaterial inconsistency in this Plan so as to carry out its intent and purposes.

From the Confirmation Date through the Effective Date, the Bankruptcy Court shall retain jurisdiction with respect to each of the foregoing items and all other matters that were subject to its jurisdiction prior to the Confirmation Date. Nothing contained herein shall be construed to increase, decrease or otherwise modify the independence, sovereignty or jurisdiction of the Bankruptcy Court, the Canadian Court, or any other court or tribunal in the United States or Canada, including the ability of any such court or tribunal to provide appropriate relief under applicable law on an ex parte or “limited notice” basis.

10.2 Terms Binding. Upon the occurrence of the Effective Date, all provisions of this Plan, including all agreements, instruments and other documents filed in connection with this Plan and executed by the Debtors or the Reorganized Debtors in connection with this Plan, shall be binding upon the Debtors, the Reorganized Debtors, all Claim and Interest holders and all other Persons that are affected in any manner by this Plan. All agreements, instruments and other documents filed in connection with this Plan shall have full force and effect, and shall bind all parties thereto as of the entry of the Confirmation Order, whether or not such exhibits actually shall be executed by parties other than the Debtors or the Reorganized Debtors, or shall be issued, delivered or recorded on the Effective Date or thereafter. The rights, benefits and obligations of any entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such entity.

10.3 Governing Law. Except to the extent that the Bankruptcy Code or any other federal law is applicable or to the extent the law of a different jurisdiction is validly elected by the Debtors, the rights, duties and obligations arising under this Plan shall be governed in accordance with the substantive laws of the United States of America and, to the extent federal law is not applicable, the laws of the State of Delaware.

10.4 Severability. If the Bankruptcy Court determines at the Confirmation Hearing that any material provision of this Plan is invalid or unenforceable, such provision, subject to section 1127 of the Bankruptcy Code, shall be severable from this Plan and shall be null and void, and, in such event, such determination shall in no way limit or affect the enforceability or operative effect of any or all other portions of this Plan.

10.5 Confirmation Order and Plan Control. Except as otherwise provided in this Plan, in the event of any inconsistency between this Plan and the Disclosure Statement, any exhibit to this Plan or any other instrument or document created or executed pursuant to this Plan, this Plan shall control. In the event of any inconsistency between the Plan and the Confirmation Order, the Confirmation Order shall control.

10.6 Incorporation by Reference. Each Exhibit, schedule or Supplement to this Plan is incorporated herein by reference.

10.7 Plan Supplements. Each of the Plan Supplements shall be in form and substance reasonably satisfactory to the Creditors Committee.

10.8 Modifications to this Plan. The Debtors may amend or modify this Plan, and any Exhibit, schedule or Supplement to this Plan, at any time prior to the Confirmation Date in accordance with the Bankruptcy Code and Bankruptcy Rules; provided, however, that other than for technical or immaterial amendments and modifications, the Debtors may not amend or modify this Plan without the prior consent of the Creditors Committee, such consent not to be unreasonably withheld. A holder of a Claim or Interest that has accepted the Plan shall be deemed to have accepted the Plan, as altered, amended, modified or supplemented, if the proposed alteration, amendment, modification or supplement does not materially and adversely change the treatment of the Claim or Interest of such holder.

10.9 Revocation, Withdrawal or Non-Consummation. The Debtors reserve the right to revoke or withdraw this Plan at any time prior to the Effective Date. If the Debtors revoke or withdraw this Plan prior to the Effective Date, or if the Confirmation Date or the Effective Date does not occur, then this Plan, any settlement or compromise embodied in this Plan (including the fixing or limiting to an amount certain any Claim or Class of Claims), the assumption or rejection of executory contracts or leases effected by this Plan, and any document or agreement executed pursuant to this Plan, shall be null and void; provided, however, that all orders of the Bankruptcy Court and all documents executed pursuant thereto, except the Confirmation Order, shall remain in full force and effect. In such event, nothing contained herein, and no acts taken in preparation for consummation of this Plan, shall be deemed to constitute a waiver or release of any Claims by or against any of the Debtors or any other Person, to prejudice in any manner the rights of any of the Debtors or any Person in any further proceedings or to constitute an admission of any sort by any of the Debtors or any other Person.

10.10 Post-Confirmation Date Retention of Professionals. Upon the Effective Date, any requirement that professionals employed by the Reorganized Debtors comply with sections 327 through 331 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date will terminate, and the Reorganized Debtors will be authorized to employ and compensate professionals in the ordinary course of business and without the need for Bankruptcy Court approval.

10.11 Exemption from Transfer Taxes. Pursuant to section 1146(a) of the Bankruptcy Code, (a) the issuance, transfer or exchange of any securities, instruments or documents under the Plan, (b) the creation of any mortgage, deed of trust, Lien, pledge or other security interest under the Plan, (c) the making or assignment of any lease or sublease pursuant to the Plan, or (d) the making or delivery of any deed or other instrument of transfer under, pursuant to, or in connection with the Plan, including, without limitation, any merger agreements, agreements of consolidation, restructuring, disposition, liquidation or dissolution, deeds, bills of sale, assignments, and transfers of tangible property executed in connection with the Plan, the Confirmation Order or the Sanction Order, shall not be subject to any stamp tax or similar tax or government assessment to the fullest extent provided for under the Bankruptcy Code.

10.12 Payment of Statutory Fees. All fees payable pursuant to section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on the Effective Date.

10.13 Payment of Fees and Expenses of Indenture Trustees. On the Effective Date (and thereafter with respect to fees and expenses relating to post-Effective Date service under the Plan or the CCAA Plan) or as soon as reasonably practicable thereafter, the Disbursing Agent shall pay in Cash all reasonable and documented fees and expenses of the Indenture Trustees (the “Indenture Trustee Fee Claims”); provided, however, that the Indenture Trustees and their advisors must provide reasonably detailed fee invoices to the Debtors or the Reorganized Debtors as a condition of payment hereunder (subject to redaction to preserve attorney-client privilege), and provided, further that the Indenture Trustees shall retain and may exercise their respective charging liens or priority payment rights (if any) until paid in full hereunder. Notwithstanding the foregoing, the Debtors or Reorganized Debtors may dispute any portion of the Indenture Trustee Fee Claims (a “Disputed Indenture Trustee Fee Claim”), in which case (a) the Debtors or Reorganized Debtors shall pay the portion of the Indenture Trustee Fee Claim that is not specifically disputed, and (b) in the absence of a consensual resolution of the Disputed Indenture Trustee Fee Claim, the Debtors, Reorganized Debtors or the applicable Indenture Trustee shall submit the Disputed Indenture Trustee Fee Claim to the Bankruptcy Court for adjudication.

10.14 Notice. All notices, requests and demands to or upon the Debtors or the Reorganized Debtors to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

ABITIBIBOWATER INC.
1155 Metcalfe Street, Suite 800 Montréal (Québec), Canada H3B 5H2 Attention: Jacques P. Vachon
Telephone: (514) 875-2160

with a copy to:

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP
1285 Avenue of the Americas
New York, New York 10019-6064
Attention:	Kelley A. Cornish
Alice Belisle Eaton
Claudia R. Tobler
Lauren Shumejda
Jacob A. Adlerstein
Telephone:	(212) 373-3000
Facsimile:	(212) 757-3990

and

YOUNG CONAWAY STARGATT & TAYLOR, LLP
The Brandywine Building
1000 West Street, 17th Floor Wilmington, Delaware 19801
Attention:	Pauline K. Morgan Sean T. Greecher
Telephone:	(302) 571-6600
Facsimile:	(302) 571-1253

10.15 Reservation of Rights. The filing of the Plan, the Disclosure Statement, any statement or provision contained in the Plan, or the taking of any action by the Debtors with respect to the Plan, shall not be and shall not be deemed to be an admission or waiver of any rights of the Debtors with respect to any holders of Claims against or Interests in the Debtors.

10.16 No Waiver. Neither the failure of a Debtor to list a Claim or Interest in the Debtor’s Schedules, the failure of a Debtor to object to any Claim, Administrative Expense Claim or Interest for purposes of voting, the failure of a Debtor to object to a Claim, Administrative Expense Claim or Interest prior to the Confirmation Date or the Effective Date, nor the failure of a Debtor to assert a Retained Cause of Action prior to the Confirmation Date or the Effective Date shall, in the absence of a legally-effective express waiver or release executed by the Debtor with the approval of the Bankruptcy Court, if required, and with any other consents or approvals required under the Plan, be deemed a waiver or release of the right of a Debtor, a Reorganized Debtor, the Post-Effective Date Claims Agent or their respective successors, either before or after solicitation of votes on the Plan, the Confirmation Date or the Effective Date, to (a) object to or examine such Claim, Administrative Expense Claim or Interest, in whole or in part, or (b) retain or either assign or exclusively assert, pursue, prosecute,utilize, or otherwise act or enforce any Retained Cause of Action against the holder of such Claim, Administrative Expense Claim or Interest.

Dated: May 21, 2010

AbitibiBowater Inc.
AbitibiBowater US Holding 1 Corp.
AbitibiBowater US Holding LLC
AbitibiBowater Canada Inc.
Bowater Alabama LLC
Bowater America Inc.
Bowater Canada Finance Corporation
Bowater Canadian Forest Products Inc.
Bowater Canadian Holdings Incorporated
Bowater Canadian Limited
Bowater Finance Company Inc.
Bowater Finance II LLC
Bowater Incorporated
Bowater LaHave Corporation
Bowater Maritimes Inc.
Bowater Newsprint South LLC
Bowater Newsprint South Operations LLC
Bowater Nuway Inc.
Bowater Nuway Mid-States Inc.
Bowater South American Holdings Incorporated
Bowater Ventures Inc.
Catawba Property Holdings, LLC
Coosa Pines Golf Club Holdings LLC
Donohue Corp.
Lake Superior Forest Products Inc.
Tenex Data Inc
ABH LLC 1
ABH Holding Company LLC

By:	/s/ William G. Harvey
Name:	William G. Harvey
Title:	Authorized Signatory Chief Financial Officer, AbitibiBowater Inc.

— and —

Abitibi Consolidated Sales Corporation
Abitibi-Consolidated Corp.
Abitibi-Consolidated Finance LP
Abitibi-Consolidated Alabama Corporation
Augusta Woodlands LLC
Alabama River Newsprint Company

By:	/s/ Jacques P. Vachon
Name:	Jacques P. Vachon
Title:	Authorized Signatory Senior Vice President, AbitibiBowater Inc.

Exhibit A

1

Plan Exhibit A

List of Debtors, Cross Border Debtors, CCAA Debtors and Canadian Debtors

Chapter 11 Debtor	Case Number
AbitibiBowater Inc.	09-11296
AbitibiBowater US Holding 1 Corp.	09-11331
AbitibiBowater US Holding LLC	09-11297
AbitibiBowater Canada Inc.	09-11321
Abitibi-Consolidated Alabama Corporation	09-11300
Abitibi-Consolidated Corporation	09-11302
Abitibi-Consolidated Finance LP	09-11305
Abitibi Consolidated Sales Corporation	09-11299
Alabama River Newsprint Company	09-11301
Augusta Woodlands, LLC	09-11303
Bowater Alabama LLC	09-11309
Bowater America Inc.	09-11316
Bowater Canada Finance Corporation	09-11319
Bowater Canadian Forest Products Inc.	09-11322
Bowater Canadian Holdings Incorporated	09-11320
Bowater Canadian Limited	09-11326
Bowater Finance Company Inc.	09-11314
Bowater Finance II LLC	09-11308
Bowater Incorporated	09-11311
Bowater LaHave Corporation	09-11325
Bowater Maritimes Inc.	09-11324
Bowater Newsprint South LLC	09-11306
Bowater Newsprint South Operations LLC	09-11307
Bowater Nuway Inc.	09-11328
Bowater Nuway Mid-Sates Inc.	09-11329
Bowater South American Holdings Incorporated	09-11315
Bowater Ventures Inc.	09-11330
Catawba Property Holdings, LLC	09-11312
Coosa Pines Golf Club Holdings LLC	09-11310
Donohue Corp.	09-11298
Lake Superior Forest Products Inc.	09-11317
Tenex Data Inc.	09-11304
ABH Holding Company Inc.	09-14487
ABH LLC 1	09-14485

2

Cross-Border Debtors	Case Number
AbitibiBowater Canada, Inc.	09-11321
Bowater Canada Finance Corporation	09-11319
Bowater Canadian Forest Products Inc.	09-11322
Bowater Canadian Holdings Incorporated	09-11320
Bowater Canadian Limited	09-11326
Bowater LaHave Corporation	09-11325
Bowater Maritimes Inc.	09-11324

Canadian Debtors	Case Number
1508756 Ontario Inc.	n/a
3217925 Nova Scotia Company	n/a
3224112 Nova Scotia Limited	n/a
3231378 Nova Scotia Company	n/a
3834328 Canada Inc.	n/a
4042140 Canada Inc.	n/a
6169678 Canada Inc.	n/a
9068-9050 Québec Inc.	n/a
9150-3383 Québec Inc.	n/a
AbitibiBowater Canada Inc.	09-11321
Abitibi-Consolidated (U.K.) Inc	n/a
Abitibi-Consolidated Canadian Office Products Holding Inc.	n/a
Abitibi-Consolidated Company of Canada	n/a
Abitibi-Consolidated Inc.	n/a
Abitibi-Consolidated Nova Scotia Incorporated	n/a
Alliance Forest Products Inc. (2001)	n/a
Bowater Belledune Sawmill Inc.	n/a
Bowater Canada Finance Corporation	09-11319
Bowater Canada Treasury Corporation	n/a
Bowater Canadian Forest Products Inc.	09-11322
Bowater Canadian Holdings. Inc.	09-11320
Bowater Canadian Limited	09-11326
Bowater Couturier Inc.	n/a
Bowater Guérette Inc.	n/a
Bowater LaHave Corporation	09-11325
Bowater Maritimes Inc.	09-11324
Bowater Mitis Inc.	n/a
Bowater Shelburne Corporation	n/a
Bowater Treated Wood Inc.	n/a
Canexel Hardboard Inc.	n/a
Donohue Recycling Inc.	n/a
La Tuque Forest Products Inc.	n/a
Marketing Donohue Inc.	n/a

3

Canadian Debtors	Case Number
Saguenay Forest Products Inc.	n/a
Scramble Mining Ltd.	n/a
St-Maurice River Drive Company Limited	n/a
Terra Nova Explorations Ltd.	n/a
The International Bridge and Terminal Company	n/a
The Jonquière Pulp Company	n/a

CCAA Debtors	Case Number
1508756 Ontario Inc.	n/a
3217925 Nova Scotia Company	n/a
3224112 Nova Scotia Limited	n/a
3231378 Nova Scotia Company	n/a
3834328 Canada Inc.	n/a
4042140 Canada Inc.	n/a
6169678 Canada Inc.	n/a
9068-9050 Québec Inc.	n/a
9150-3383 Québec Inc.	n/a
Abitibi-Consolidated (U.K.) Inc	n/a
Abitibi-Consolidated Canadian Office Products Holding Inc.	n/a
Abitibi-Consolidated Company of Canada	n/a
Abitibi-Consolidated Inc.	n/a
Abitibi-Consolidated Nova Scotia Incorporated	n/a
Alliance Forest Products Inc. (2001)	n/a
Bowater Belledune Sawmill Inc.	n/a
Bowater Canada Treasury Corporation	n/a
Bowater Couturier Inc.	n/a
Bowater Guérette Inc.	n/a
Bowater Mitis Inc.	n/a
Bowater Shelburne Corporation	n/a
Bowater Treated Wood Inc.	n/a
Canexel Hardboard Inc.	n/a
Donohue Recycling Inc.	n/a
La Tuque Forest Products Inc.	n/a
Marketing Donohue Inc.	n/a
Saguenay Forest Products Inc.	n/a
Scramble Mining Ltd.	n/a
St-Maurice River Drive Company Limited	n/a
Terra Nova Explorations Ltd.	n/a
The International Bridge and Terminal Company	n/a
The Jonquière Pulp Company	n/a

4

Exhibit B

1

Plan Exhibit B1

Class 1 Claims

Priority Non-Tax Claims

Chapter 11 Debtor	Class No.
AbitibiBowater Inc.	1A
AbitibiBowater US Holding 1 Corp.	1B
AbitibiBowater US Holding LLC	1C
AbitibiBowater Canada Inc.	1D
Abitibi-Consolidated Alabama Corporation	1E
Abitibi-Consolidated Corporation	1F
Abitibi-Consolidated Finance LP	1G
Abitibi Consolidated Sales Corporation	1H
Alabama River Newsprint Company	1I
Augusta Woodlands, LLC	1J
Bowater Alabama LLC	1K
Bowater America Inc.	1L
Bowater Canada Finance Corporation	1M
Bowater Canadian Forest Products Inc.	1N
Bowater Canadian Holdings Incorporated	1O
Bowater Canadian Limited	1P
Bowater Finance Company Inc.	1Q
Bowater Finance II LLC	1R
Bowater Incorporated	1S
Bowater LaHave Corporation	1T
Bowater Maritimes Inc.	1U
Bowater Newsprint South LLC	1V
Bowater Newsprint South Operations LLC	1W
Bowater Nuway Inc.	1X
Bowater Nuway Mid-Sates Inc.	1Y
Bowater South American Holdings Incorporated	1Z
Bowater Ventures Inc.	1AA
Catawba Property Holdings, LLC	1BB
Coosa Pines Golf Club Holdings LLC	1CC
Donohue Corp.	1DD
Lake Superior Forest Products Inc.	1EE
Tenex Data Inc.	1FF
ABH LLC 1	1GG
ABH Holding Company LLC	1HH

2

Plan Exhibit B2

Class 2 Claims

Bowater Secured Bank Claims

Chapter 11 Debtor	Class No.	Allowed Amount
Bowater Alabama LLC	2A	$280,054,303
Bowater America Inc.	2B	$280,054,303
Bowater Incorporated	2C	$280,054,303
Bowater Newsprint South LLC	2D	$280,054,303
Bowater Newsprint South Operations LLC	2E	$280,054,303
Bowater Nuway Inc.	2F	$280,054,303
Bowater Nuway Mid-Sates Inc.	2G	$280,054,303

Plan Exhibit B3

Class 3 Claims

BCFPI Secured Bank Claims

Chapter 11 Debtor	Class No.	Allowed Amount
Bowater Alabama LLC	3A	$143,773,205
Bowater Canadian Forest Products Inc.	3B	$143,773,205
Bowater Canadian Holdings Incorporated	3C	$143,773,205
Bowater Canadian Limited	3D	$143,773,205
Bowater LaHave Corporation	3E	$143,773,205
Bowater Newsprint South Operations LLC	3F	$143,773,205
Bowater Shelburne	3G	$143,773,205

Plan Exhibit B4

Class 4 Claims

ACCC Term Loan Secured Guaranty Claims

Chapter 11 Debtor	Class No.	Allowed Amount
ABH LLC 1	4A	$357,168,079
Abitibi Consolidated Sales Corporation	4B	$357,168,079
Abitibi-Consolidated Alabama Corporation	4C	$357,168,079
Abitibi-Consolidated Corporation	4D	$357,168,079
Alabama River Newsprint Company	4E	$357,168,079
Augusta Woodlands, LLC	4F	$357,168,079
Donohue Corp.	4G	$357,168,079

Plan Exhibit B5

Class 5 Claims

Other Secured Claims

Chapter 11 Debtor	Class No.
AbitibiBowater Inc.	5A
AbitibiBowater US Holding 1 Corp.	5B
AbitibiBowater US Holding LLC	5C
AbitibiBowater Canada Inc.	5D
Abitibi-Consolidated Alabama Corporation	5E
Abitibi-Consolidated Corporation	5F
Abitibi-Consolidated Finance LP	5G
Abitibi Consolidated Sales Corporation	5H
Alabama River Newsprint Company	5I
Augusta Woodlands, LLC	5J
Bowater Alabama LLC	5K
Bowater America Inc.	5L
Bowater Canada Finance Corporation	5M
Bowater Canadian Forest Products Inc.	5N
Bowater Canadian Holdings Incorporated	5O
Bowater Canadian Limited	5P
Bowater Finance Company Inc.	5Q
Bowater Finance II LLC	5R
Bowater Incorporated	5S
Bowater LaHave Corporation	5T
Bowater Maritimes Inc.	5U
Bowater Newsprint South LLC	5V
Bowater Newsprint South Operations LLC	5W
Bowater Nuway Inc.	5X
Bowater Nuway Mid-Sates Inc.	5Y
Bowater South American Holdings Incorporated	5Z
Bowater Ventures Inc.	5AA
Catawba Property Holdings, LLC	5BB
Coosa Pines Golf Club Holdings LLC	5CC
Donohue Corp.	5DD
Lake Superior Forest Products Inc.	5EE
Tenex Data Inc.	5FF
ABH LLC 1	5GG
ABH Holding Company LLC	5HH

Plan Exhibit B6

Class 6 Claims

Unsecured Claims

Chapter 11 Debtor	Class No.	Percent of New ABH Common Stock Allocated to Each Debtor (Subject to Dilution)[1]	Number of Shares of New ABH Common Stock Allocated to Each Debtor (Subject to Dilution)[1]
AbitibiBowater Inc.	6A	0.1%	141,299
AbitibiBowater US Holding 1 Corp.	6B	0.0%	0
AbitibiBowater US Holding LLC	6C	0.0%	0
AbitibiBowater Canada Inc.	6D	0.0%	2
Abitibi-Consolidated Alabama Corporation	6E	0.0%	0
Abitibi-Consolidated Corporation	6F	1.5%	1,492,873
Abitibi-Consolidated Finance LP	6G	0.3%	264,827
Abitibi Consolidated Sales Corporation	6H	4.3%	4,175,950
Alabama River Newsprint Company	6I	0.1%	50,644
Augusta Woodlands, LLC	6J	0.0%	19,274
Bowater Alabama LLC	6K	0.3%	260,991
Bowater America Inc.	6L	0.3%	297,490
Bowater Canada Finance Corporation	6M	0.2%	233,714
Bowater Canadian Forest Products Inc.	6N	7.0%	6,845,106
Bowater Canadian Holdings Incorporated	6O	0.0%	613
Bowater Canadian Limited	6P	0.0%	8,508
Bowater Finance Company Inc.	6Q	0.0%	0
Bowater Finance II LLC	6R	0.0%	0
Bowater Incorporated	6S	52.0%	50,468,374
Bowater LaHave Corporation	6T	0.0%	0
Bowater Maritimes Inc.	6U	0.0%	44,806
Bowater Newsprint South LLC	6V	0.0%	141
Bowater Newsprint South Operations LLC	6W	0.1%	55,395
Bowater Nuway Inc.	6X	0.0%	2,007
Bowater Nuway Mid-Sates Inc.	6Y	0.0%	3,974
Bowater South American Holdings Incorporated	6Z	0.0%	0
Bowater Ventures Inc.	6AA	0.0%	0

[1]

The Plan provides the percentage and the number of shares of New ABH Common Stock allocated to each Debtor (including the Cross-Border Debtors) based on the total New ABH Common Stock to be issued under both this Plan and the CCAA Plan. The balance of New ABH Common Stock that this Exhibit B6 does not reflect will be distributed to the CCAA Debtors pursuant to the CCAA Plan.

Chapter 11 Debtor	Class No.	Percent of New ABH Common Stock Allocated to Each Debtor (Subject to Dilution)[1]	Number of Shares of New ABH Common Stock Allocated to Each Debtor (Subject to Dilution)[1]
Catawba Property Holdings, LLC	6BB	0.0%	0
Coosa Pines Golf Club Holdings LLC	6CC	0.0%	1,521
Donohue Corp.	6DD	3.5%	3,385,539
Lake Superior Forest Products Inc.	6EE	0.0%	67
Tenex Data Inc.	6FF	0.0%	0
ABH LLC 1	6GG	0.0%	0
ABH Holding Company LLC	6HH	0.0%	0

Plan Exhibit B6 (continued)

Class 6 Claims

Allowed Unsecured Note Claims

Unsecured Notes	Class No.(s)	Allowed Claim
6.50% Notes	6S	$408,071,926
7.40% Revenue Bonds (2010) Loan Agreement	6S	$3,320,146
7.40% Revenue Bonds (2022) Loan Agreement	6S	$40,596,125
7.625% Revenue Bonds Loan Agreement	6S	$30,244,688
7.75% Revenue Bonds Loan Agreement	6S	$62,200,208
7.875% Senior Notes	6G	$7,972,373
7.95% Notes	6M, 6S	$619,513,246
8.0% Convertible Notes	6A, 6S	$387,304,167
9.00% Debentures	6S	$252,743,725
9.375% Debentures	6S	$205,669,708
9.50% Debentures	6S	$130,890,924
10.26% Senior Notes (Series D)	6N	$4,514,114
10.50% Senior Notes (Series B)	6N	$21,119,950
10.60% Senior Notes (Series C)	6N	$71,875,611
10.625% Senior Notes (Series A)	6N	$2,822,315
10.85% Debentures	6N	$107,872,474
13.75% Senior Secured Notes	6E, 6F, 6H, 6I, 6J, 6DD, 6GG	$338,906,585
15.50% Senior Notes	6E, 6F, 6H, 6I, 6J, 6DD, 6GG	$304,573,827
Floating Rate Notes (2010)	6S	$235,308,759
UDAG Loan	6W	$4,656,250

Plan Exhibit B7

Class 7 Claims

Convenience Claims

Chapter 11 Debtor	Class No.
AbitibiBowater Inc.	7A
AbitibiBowater US Holding 1 Corp.	7B
AbitibiBowater US Holding LLC	7C
AbitibiBowater Canada Inc.	7D
Abitibi-Consolidated Alabama Corporation	7E
Abitibi-Consolidated Corporation	7F
Abitibi-Consolidated Finance LP	7G
Abitibi Consolidated Sales Corporation	7H
Alabama River Newsprint Company	7I
Augusta Woodlands, LLC	7J
Bowater Alabama LLC	7K
Bowater America Inc.	7L
Bowater Canada Finance Corporation	7M
Bowater Canadian Forest Products Inc.	7N
Bowater Canadian Holdings Incorporated	7O
Bowater Canadian Limited	7P
Bowater Finance Company Inc.	7Q
Bowater Finance II LLC	7R
Bowater Incorporated	7S
Bowater LaHave Corporation	7T
Bowater Maritimes Inc.	7U
Bowater Newsprint South LLC	7V
Bowater Newsprint South Operations LLC	7W
Bowater Nuway Inc.	7X
Bowater Nuway Mid-Sates Inc.	7Y
Bowater South American Holdings Incorporated	7Z
Bowater Ventures Inc.	7AA
Catawba Property Holdings, LLC	7BB
Coosa Pines Golf Club Holdings LLC	7CC
Donohue Corp.	7DD
Lake Superior Forest Products Inc.	7EE
Tenex Data Inc.	7FF
ABH LLC 1	7GG
ABH Holding Company LLC	7HH

Plan Exhibit B8

Class 8 Claims

Intercompany Claims and Intercompany Interests

Subject to Sections 6.2, 6.3 and 6.17 of this Plan, and except as otherwise ordered by the Bankruptcy Court with respect to a particular Intercompany Claim or Intercompany Interest, on the Effective Date, at the option of the Debtors or the Reorganized Debtors, the Intercompany Claims shall either be (a) Reinstated, in full or in part, and treated in the ordinary course of business, or (b) cancelled and discharged, in full or in part; provided, however, that any such election by the Debtors or the Reorganized Debtors shall not impact any recoveries under this Plan. Unless otherwise ordered by the Bankruptcy Court with respect to a particular Intercompany Claim or Intercompany Interest, and subject to Sections 6.2, 6.3 and 6.17 hereof, holders of Intercompany Claims and Intercompany Interests shall not receive or retain any property on account of such Intercompany Claims and Interests to the extent such claim is cancelled and discharged as provided in Section 2.15(b).

Plan Exhibit B9

Class 9 Claims and Interests

Common Stock Claims and Interests

Common Stock Claims and Interests shall be cancelled, and the holders of Common Stock Claims and Interests shall not be entitled to receive or retain any property on account of such Claims and Interests.